Exhibit 10.2

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

RESEARCH COLLABORATION AND LICENCE AGREEMENT

THIS RESEARCH COLLABORATION AND LICENCE AGREEMENT (the “Agreement”) dated as of May 13, 2020 (“Effective Date”) is entered into between Lava Therapeutics B.V., a limited liability company incorporated under the laws of the Netherlands, with offices at Yalelaan 60, 3584CM, Utrecht, The Netherlands (“LAVA”), and JANSSEN Biotech, Inc., a Pennsylvania corporation, with offices at 800 Ridgeview Drive, Horsham, PA 19044, USA. (“JANSSEN”).

BACKGROUND

A.

LAVA owns or otherwise controls certain patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to [***] Antibodies and [***] Multispecific Antibodies and has experience and expertise in the Development of biopharmaceutical products.

B.

JANSSEN owns or otherwise controls certain patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to Anti-[***] Antibodies and has experience and expertise in the Development and Commercialisation of biopharmaceutical products.

C.

LAVA and JANSSEN wish LAVA to undertake discovery, research and certain early pre-clinical development to develop [***] and [***] directed bispecific antibodies, as further described in this Agreement.

D.	Subject to the terms of this Agreement, JANSSEN and LAVA each wish to grant (and receive, as applicable) the licences as set forth in this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

Clause 1 - DEFINITIONS

The following terms (and their cognates) shall have the following meanings as used in this Agreement:

1.1 “Academic Laboratory” means [***] at VU, and those members of the research group(s) at VU, who during the Exclusivity Period are under the direct supervision of [***].

1.2 “Acquirer Competing Product” means any [***] Biologic other than an Excluded Product.

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1.3 “Affiliate” of a party) shall mean any other legal entity that (directly or indirectly) is controlled by, controls or is under common control with such party. For the purposes of this Clause 1.3 (Affiliate), the term “control” (including the terms “controlled by” and “under common control with”) means (a) direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors or (b) the ability to direct the casting of more than fifty percent (50%) of the votes exercisable at general meetings of that legal entity on all, or substantially all, matters; (c) the right to appoint or remove directors of that legal entity holding a majority of the voting rights at meetings of the board of directors on all, or substantially all, matters; or (d) the power to direct the management and policies of such entity, provided that if local law restricts foreign ownership, control is established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.4 “Anti-[***] Antibody” shall mean any immunoglobulin polypeptide having a specific amino acid sequence (i) generated or otherwise Controlled by JANSSEN and provided to LAVA for use in the Research Plan, or (ii) generated by or on behalf of LAVA pursuant to the Research Plan, which in each case of (i) or (ii) comprises [***].

1.5 “Applicable Law” shall mean all applicable provisions of any and all federal, national, provincial and local laws, rules and regulations (including any rules, regulations, guidelines or other requirements of any Government Authority or Regulatory Authority within the applicable jurisdiction that may be in effect from time to time including, General Data Protection Regulation (EU) 2016/679 and equivalent legislation in the applicable jurisdiction; good laboratory and manufacturing practices; the Clinical Trials Regulation (EU) 536/2014, Clinical Trials Directive 2001/20/EC and Good Clinical Practice Directive 2005/28/EC and all applicable implementing or amending legislation and guidelines for countries within the EU; the current version of the Declaration of Helsinki in force; the current International Conference on Harmonization Guidelines for Good Clinical Practice in force and the United States Federal Food, Drug, and Cosmetic Act (FFDCA), Prescription Drug Marketing Act of 1987 (21 U.S.C. §§331, 333, 353, 381), the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335(a) et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder.

1.6 “Biosimilar Product” means, with respect to a Product, any product in the same dosage form and approved for the same indication for use as the Product in a given country in the Territory, that is sold by a Third Party (including a “comparable”, “generic product”, “biogeneric”, “follow-on biologic”, “follow-on biological product”, “follow-on protein product”, “similar biological medicinal product” “biosimilar” or “biosimilar product”), that is approved in such country by way of an abbreviated regulatory mechanism by the Regulatory Authority in such country that, in each case, meets the equivalency determination by the applicable Regulatory Authority (including a determination that the product is “comparable”, “interchangeable”, “bioequivalent”, “biosimilar” or other term of similar meaning, with respect to such Licensed Product), in each case, as is necessary to permit substitution of the Product for the Biosimilar Product under Applicable Law. A product shall not be considered to be a Biosimilar Product if JANSSEN or any of its Affiliates were involved in the Development, manufacture or Commercialisation of such product, excluding by way of a settlement agreement.

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1.7 “BLA” shall mean (i) a Biologics Licence Application submitted to the FDA pursuant to Clause 351(a) of the Public Health Service Act and the regulations promulgated thereunder, including all amendments and Supplemental Applications with respect thereto; (ii) an application for authorisation to market or sell a biological product submitted to a Regulatory Authority in any country or jurisdiction other than the U.S., including all amendments with respect thereto, including, with respect to the EU, a marketing authorisation application filed with the EMA pursuant to the Centralised Approval Procedure or with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralised procedure, mutual recognition or any national approval procedure (“MAA”); or (iii) with respect to any biological product for which a BLA or MAA has been approved by the applicable Regulatory Authority, an application to supplement or amend such BLA or MAA to expand the approved label for such biological product to include use of such biological product for an additional indication (“Supplemental Application”).

1.8 “Business Day” shall mean a day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or in Amsterdam, the Netherlands are closed for business.

1.9 “Calendar Month” shall mean a financial month based on the Johnson & Johnson Universal Calendar for that year that is used by Johnson & Johnson for internal and external reporting purposes, provided, however, that the first Calendar Month for the first Calendar Year shall extend from the Effective Date to the end of the then-current Calendar Month and the last Calendar Month shall extend from the first day of such Calendar Month until the effective date of the termination or expiration of this Agreement.

1.10 “Calendar Quarter” shall mean a financial quarter based on the Johnson & Johnson Universal Calendar for that year and is used by JANSSEN or its Affiliates for internal and external reporting purposes; provided, however, that the first Calendar Quarter for the first Calendar Year extends from the Effective Date to the end of the then-current Calendar Quarter and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of the Agreement.

1.11 “Calendar Year” shall mean a year based on the Johnson & Johnson Universal Calendar for that year (a copy of which is attached hereto as Exhibit 4 (Johnson & Johnson Universal Calendar)). The last Calendar Year of the Term begins on the first day of the Johnson & Johnson Universal Calendar Year for the year during which termination or expiration of the Agreement will occur, and the last day of such Calendar Year will be the effective date of such termination or expiration. The first Calendar Year will begin on the Effective Date and end on the last day of the first full Calendar Year thereafter.

1.12 “[***]” shall mean [***], including [***].

1.13 “Change of Control” shall mean, with respect to either Party: (a) the sale of all or substantially all of such Party’s assets or business relating to this Agreement to a Third Party; (b) a merger, reorganization, or consolidation involving such Party with or into any Third Party in which the shareholders of such Party immediately prior thereto cease to own less than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, or consolidation; or (c) a person, or group of persons, acting in concert acquire more than fifty percent (50%) of the voting equity securities or management control of such Party. Notwithstanding anything to the contrary herein, an initial public offering shall not constitute a Change of Control for purposes of this Agreement. For the purposes of this definition, a “person” means an individual, corporation, partnership, limited liability company, limited partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

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1.14 “Clinical Studies” shall mean, individually and collectively, any Phase I Clinical Studies, Phase II Clinical Studies, Phase III Clinical Studies, and any other study in which human subjects are dosed with a drug, whether approved or investigational, in each case of a Product.

1.15 “Commercialisation” shall mean any and all activities related to the marketing, promotion, distribution, pricing, reimbursement, offering for sale and sale of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities relating to manufacturing, Development or medical affairs. “Commercialise”, “Commercialising” and “Commercialised” shall be construed accordingly.

1.16 “Commercially Reasonable Efforts” shall mean, (a) with respect to the Development or Commercialisation of a Product by or on behalf of JANSSEN, [***] or (b) with respect to the efforts to be expended by LAVA with respect to the Research Plan those reasonable efforts to accomplish such objective or perform such activity as would normally be used in the pharmaceutical industry to accomplish a similar objective.

1.17 “Control” or “Controlled” shall mean, with respect to any Know-How, Patent, other Intellectual Property, or regulatory submission, the ability of a Party to grant to the other Party access or a licence or sub-licence to such Know-How, Patent, other Intellectual Property, or regulatory submission without violating the terms of any agreement or other arrangement with any Third Party, provided that, with respect to any Know-How, Patents or other Intellectual Property, or regulatory submission obtained by either Party after the Effective Date from a Third Party, such Party shall be deemed to Control such Know-How, Patents or other Intellectual Property or regulatory submission only if such Party possesses the right to grant such licence, sublicense, or other right thereto without being obligated to pay any royalties or other consideration therefor, unless the other Party agrees to include such licence, sublicense, or other right within the scope of this Agreement pursuant to the process set forth in Clause 4.9 or 4.10. For the avoidance of doubt, LAVA shall, during the Term, be deemed to have Control of all Intellectual Property and Materials that are licensed or assigned at any time to LAVA under the VU Licence.

1.18 “Cover,” “Covering” or “Covered” shall mean, with respect to a product or with respect to technology, that, in the absence of a licence granted under a Valid Claim, the making, use, offering for sale, sale, or importation of such product or the practice of such technology would infringe such Valid Claim.

1.19 “Currency Hedge Rate” shall mean the rate that is calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contracts of Johnson & Johnson with Third Party banks.

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1.20 “Data Protection Laws” means any applicable local law or regulation relating to the protection of personal data or the privacy of individuals that may apply from time to time, including but not limited to Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (“General Data Protection Regulation” or “GDPR”), the Data Protection Act 2018 and any other local or national legislation implementing the requirements of the GDPR.

1.21 [***] Antibody” means any immunoglobulin molecule [***] such a molecule comprising or containing [***] and generated by or on behalf of LAVA prior to or pursuant to the Research Plan or generated by or on behalf of LAVA during the Term of the Agreement through activities independent of the Research Plan.

1.22 “[***] Multispecific Antibody” means [***] immunoglobulin comprising or containing [***].In addition to these variable domains, [***] may comprise or contain [***].

1.23 “Disease Indication” shall mean a [***] Cancer Indication.

1.24 “Development” shall mean all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products, including (a) research, non-clinical testing, toxicology, testing and studies, non-clinical and preclinical activities, and clinical trials and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorisation to conduct Clinical Studies and to obtain, support or maintain Regulatory Approval of a pharmaceutical or biologic product, but excluding activities that are directed to manufacturing, medical affairs, or Commercialisation. Development will include development and regulatory activities for additional forms, formulations or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Studies initiated following receipt of Regulatory Approval or any Clinical Studies to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies and observational studies, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop”, “Developing” and “Developed” shall be construed accordingly.

1.25 “EU” shall mean the UK and the countries which form the European Union as at the Effective Date.

1.26 “Excluded Product” means any bi-specific or multi-specific product comprising or containing [***]. In addition [***] an Excluded Product may comprise or contain [***].

1.27 “Exclusivity Period” means the period commencing on the Effective Date and expiring either the earlier of (i) termination of the Agreement; or (ii) [***].

1.28 “Executive Officers” shall mean (i) for LAVA, the [***] and (ii) for JANSSEN, the [***]. If the position of any of the Executive Officers identified above no longer exists due to a corporate reorganisation, corporate restructuring or the like that results in the elimination of the identified position, the applicable Executive Officer shall be replaced with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer.

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1.29 “Exploit” shall mean to make, have made, hold or keep (whether for disposal or otherwise) import, export, use, have used, manufacture, have manufactured, sell or offer for sale, including to research, Develop, promote, obtain and maintain Regulatory Approvals and Commercialise. “Exploitation”, “Exploiting” and “Exploited” shall be construed accordingly.

1.30 “Field” shall mean all fields of use.

1.31 “First Commercial Sale” shall mean with respect to a Product in any country in the Territory, the first sale by JANSSEN or its Affiliates or sub-licensees in an arms-length transaction to a Third Party (other than a sub-licensee) for use or consumption by the general public of that Product in a country after all required Regulatory Approvals and Price and Reimbursement Approval for commercial sale of that Product have been obtained in such country. Product provided for: (a) research and Clinical Study purposes; (b) compassionate use, named patient sales, patient assistance programs; (c) similar uses in a limited number to support Regulatory Approvals, such as test marketing programs or other similar programs or studies (provided that the Product is not otherwise generally available for purchase in such country); and (d) early access programs, in each case ((a) – (d)), shall not constitute a First Commercial Sale of such Product. In addition, sales of a Product by and between JANSSEN and its Affiliates or sub-licensees shall not constitute a First Commercial Sale.

1.32 “Government Authority” shall mean any national, federal, state or local government, or political subdivision thereof, or any multinational organisation or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof) or any government arbitrator or arbitral body.

1.33 [***].

1.34 “Indication” shall mean a separately defined, well-categorized class of human disease or condition for which a separate Regulatory Approval is needed for approval to market a Product.

1.35 “IND” shall mean (a) an Investigational New Drug Application as defined in the United States Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the applicable Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.36 “Improvements” shall mean any improvements to the structural or functional properties of a product and/or a process in each case resulting in improved properties in an in vitro, in vivo, or ex vivo setting.

1.37 “Intellectual Property” shall mean Patents, trade marks, service mark, registered designs, copyrights, database rights, design rights, Know-How, confidential information, applications for any of the above and any similar right recognised from time to time in any jurisdiction.

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1.38 “JANSSEN Arising Patents” shall mean Patents directed to an invention conceived and/or reduced to practice solely or jointly by employees, agents or consultants of JANSSEN (or its Affiliates) on the one hand, and/or employees, agents or consultants of LAVA (or its Affiliates) on the other hand, in each case in the course of performing their respective activities during the Term pursuant to this Agreement where such invention (1) is an Improvement of JANSSEN Background Technology or JANSSEN Background Patents, or (2) is an Anti-[***] Antibody, or (3) is a medical use or a method of treatment, including combination therapy or (4) is a Product or (5) is a method of manufacture, formulation and/or use of an Anti-[***] Antibody and/or a Product.

1.39 “JANSSEN Arising Technology” shall mean, (i) the JANSSEN Arising Patents and, (ii) Know-How, Materials and any other Intellectual Property or intangible right that in each case is generated solely or jointly by employees, agents or consultants of JANSSEN (or its Affiliates) on the one hand, and/or employees, agents or consultants of LAVA (or its Affiliates) on the other hand, in each case in the course of performing their respective activities during the Term pursuant to this Agreement where such Know-How, Materials and any other Intellectual Property or intangible right in case of (ii) (1) is an Improvement of JANSSEN Background Technology or JANSSEN Background Patents, or (2) is an Anti-[***] Antibody, or (3) is a medical use or a method of treatment, including combination therapy, or (4) a Product or (5) a method of manufacture, formulation and/or use of an Anti-[***] Antibody and/or a Product.

1.40 “JANSSEN Background Patents” shall mean the Patents on Exhibit 3, the Patents claiming any inventions forming part of the JANSSEN Background Technology and any Patents claiming priority, issued or granted from any such Patents.

1.41 “JANSSEN Background Technology” shall mean the JANSSEN Background Patents, all other Intellectual Property, Materials and Know-How generated and/or Controlled by JANSSEN or its Affiliates, as of the Effective Date or during the term of the Agreement through activities independent of the Agreement, and in each case provided or used by either Party in performing their respective activities in connection with the Research Plan.

1.42 “JANSSEN Materials” shall mean (i) [***] Antibodies; (ii) biological materials, cell lines, excipients, assays and other biological materials that are transferred from JANSSEN to LAVA, and (iii) the Products, together with all modifications, progeny and derivatives of each of the foregoing (i) (ii) and (iii).

1.43 “JANSSEN Technology” shall mean the JANSSEN Arising Technology and JANSSEN Background Technology.

1.44 “Joint Arising Patents” shall mean Patents (i) directed to an invention conceived and/or reduced to practice jointly by employees, agents or consultants of JANSSEN (or its Affiliates) on the one hand, and employees, agents or consultants of LAVA (or its Affiliates) on the other hand, in each case in the course of performing their respective activities pursuant to this Research Plan and (ii) that the Joint Patent Committee deems not to be JANSSEN Arising Patents or LAVA Arising Patents.

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1.45 “Joint Arising Technology” shall mean (i) the Joint Arising Patents and (ii) Know-How, Materials and any other Intellectual Property generated jointly by employees, agents or consultants of JANSSEN (or its Affiliates) on the one hand, and employees, agents or consultants of LAVA (or its Affiliates) on the other hand, in each case in the course of performing their respective activities pursuant to this Research Plan and that the Joint Patent Committee deems not to be JANSSEN Arising Technology or LAVA Arising Technology.

1.46 “Know-How” shall mean any information not generally known to the public, whether patentable or not, including ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, inventions, discoveries and works of authorship. Know-How excludes information contained in a published patent application.

1.47 “LAVA Arising Patents” shall mean (i) Patents directed to an invention conceived and/or reduced to practice solely or jointly by employees, agents or consultants of LAVA (or its Affiliates) on the one hand, and/or employees, agents or consultants of JANSSEN (or its Affiliates) on the other hand, in each case in the course of performing their respective activities pursuant to this Agreement where such invention (1) is an Improvement of LAVA Background Technology or LAVA Background Patents and such invention is not a Product, or (2) is an invention obtained from use of any [***] Antibody on its own but not as part of a Product.

1.48 “LAVA Arising Technology” shall mean (i) the LAVA Arising Patents, (ii) Know-How, Materials and any other Intellectual Property generated solely or jointly by employees, agents or consultants of LAVA (or its Affiliates) on the one hand, and/or employees, agents or consultants of JANSSEN (or its Affiliates) on the other hand, in each case in the course of performing their respective activities pursuant to this Agreement where such Know-How, Materials and any other Intellectual Property (1) is an Improvement of LAVA Background Technology or LAVA Background Patents but is not a Product, or (2) is obtained from use of any [***] Antibody but not as part of a Product.

1.49 “LAVA Background Patents” shall mean the (i) Patents on Exhibit 1 and any Patents claiming priority, issued or granted from such Patents, (ii) Patents claiming the LAVA Materials and (iii) other Patents Controlled by LAVA or its Affiliates at any time during the term of the Exclusive Licence that claim the composition of matter, manufacture, or method of use of a [***] Antibody or [***] Multispecific Antibody generated outside of the Research Plan, but in each case excluding all Patents owned or Controlled by a Third Party that acquires LAVA by way of Change of Control.

1.50 “LAVA Background Technology” shall mean the (i) LAVA Background Patents (ii) the LAVA Know-How and/or (iii) the LAVA Materials.

1.51 “LAVA Know-How” shall mean the Know-How (i) Controlled by LAVA as of the Effective Date or (ii) developed and Controlled by LAVA during the Term through activities independent of the Research Plan, to the extent that in each case of (i) and (ii) such Know-How are necessary or useful for the conduct of the Research Plan or otherwise for the Development, manufacture and Commercialization of the Products, but in each case excluding all Know-How owned or Controlled by a Third Party that acquires LAVA by way of Change of Control.

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1.52 “LAVA Materials” shall mean any Materials (i) Controlled by LAVA as of the Effective Date or (ii) developed and/or Controlled by LAVA during the Term through activities independent of the Research Plan, that are in each case of (i) or (ii) necessary or useful for the conduct of the Research Plan or otherwise for the generation, Development, manufacture and Commercialization of Products. LAVA Materials shall not include any Product.

1.53 “LAVA Technology” shall mean the LAVA Background Technology and LAVA Arising Technology.

1.54 “Lead Product” shall mean no more than [***] Product(s) selected as the lead candidates by the JSC for further Development;

1.55 “Materials” shall mean all biological and other physical materials, including antibodies, cell lines, reagents, excipients and assays.

1.56 “Major European Country” shall mean any one of the following: [***].

1.57 “Milestone” shall mean any Research Milestone, Development Milestone or Sales Milestone.

1.58 “Net Sales” means the gross amounts invoiced on sales of Products by JANSSEN, or any of its Affiliates or sub-licensees (excluding any Third Party distributor) to a Third Party purchaser (including any Third Party distributor), less the following customary and commercially reasonable deductions, determined in accordance with U.S. generally accepted accounting principles and internal policies and actually taken, paid, accrued, allocated or allowed based on good faith estimates:

a.	[***];

b.	[***];

c.	[***];

d.	[***];

e.	[***];

f.	[***];

g.	[***];

h.	[***].

(a)	[***].

(b)	[***].

[***]

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If a Product is sold as part of a Combination Product in a given country in the Territory, then Net Sales for such Combination Product in such country shall be determined as follows:

A.	[***].

B.	[***].

C.	[***].

D.	[***] Payments related to such Combination Product under this Agreement, including royalty payments, shall be calculated, due and payable based only on such allocated Net Sales.

As used above, the term “Combination Product” shall mean any pharmaceutical product that contains (i) in a single formulation a Product and one or more other active ingredients, or (ii) in a single package or container two or more products as components including a Product and/or one or more other products or components.

1.59 “Out-of-Pocket Costs” shall mean expenses actually paid (with no mark-up) to any Third Party that is either: (i) not an Affiliate of a Party claiming such expenses, or (ii) is an Affiliate of that Party where such payment is limited to reimbursing such Affiliate for expenses actually paid by such Affiliate to a Third Party that is not an Affiliate of the Party claiming such expenses.

1.60 “Parties” shall mean LAVA and JANSSEN.

1.61 “Party” shall mean either LAVA or JANSSEN.

1.62 “Patents” shall mean all original (priority establishing) patent and utility model applications claiming one or more inventions filed anywhere in the world, including provisionals and non-provisionals, and all related applications thereafter filed, including any continuations, continuations-in-part, divisions, or substitute applications, any patents issued or granted from any such patent applications, and any reissues, reexaminations, renewals or extensions (including by virtue of any supplementary protection certificates) of any such patents, and any confirmation patents or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents of any of the foregoing.

1.63 “Person” shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.64 “Phase I Clinical Study” shall mean any study in humans the principal purpose of which is preliminary determination of safety in healthy individuals or patients as described under 21 C.F.R. §312.21(a) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

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1.65 “Phase II Clinical Study” shall mean a preliminary efficacy, dose-focusing (to provide initial information on exposure-response or dose-response relationships, and help determine appropriate dose-range) or safety human clinical study of a Product in the target patient population, as described under 21 C.F.R. §312.21(b) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

1.66 “Phase III Clinical Study” shall mean a clinical study designed as a pivotal confirmatory study to demonstrate the efficacy and safety of a Product with respect to a given indication, which study is performed for purposes of filing an NDA, BLA, MAA or similar application to obtain Regulatory Approval for such Product for such indication in any country (regardless of whether such Clinical Study is identified as a phase III clinical study on ClinicalTrials.gov), including a clinical study as described under 21 C.F.R. §312.21(c) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study. For clarity, the portion of a Phase I Clinical Study or Phase II Clinical Study that meets the foregoing criteria shall be deemed to be a Phase III Clinical Study.

1.67 “Price and Reimbursement Approval” shall mean any approvals, licences, registrations or authorisations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or Government Authority, required by Applicable Law to determine or set the pricing of a Product, or its reimbursement level by the relevant health authorities, providers or other funding institutions, at supranational, national, regional, state or local level.

1.68 “Product” shall mean any product: (i) comprising a [***] Multispecific Antibody in which one variable domain is specific to [***]; and (ii) [***].

1.69 “Prosecution and Maintenance” or “Prosecute and Maintain” with regard to a Patent shall mean the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, requests for patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent.

1.70 “Regulatory Approval” shall mean the approval of the applicable Regulatory Authority necessary for the marketing and sale of a Product in the Field in a country. “Regulatory Approval” shall not include any government pricing or reimbursement approvals or authorisations issued by a Regulatory Authority or any other Government Authority in any country or jurisdiction.

1.71 “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other Government Authority with authority over the marketing and sale of a pharmaceutical product in a country, including the United States Food and Drug Administration and the European Medicines Agency.

1.72 “Regulatory Filing” shall mean any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to a Product, or its use or potential use in humans, including any documents submitted to any Regulatory Authority and all supporting data, including INDs, NDAs, BLAs and MAAs, and all correspondence with any Regulatory Authority with respect to any Product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).

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1.73 “Research Activities” shall mean the activities undertaken or to be undertaken pursuant to the Research Plan.

1.74 “Research Bi-specific Antibodies” shall mean bi-specific antibodies generated by LAVA or its subcontractors under the Research Plan (i) containing [***] and provided by LAVA and [***] provided by JANSSEN or generated or provided by LAVA under the Research Plan; and (ii) intended to be capable of [***].

1.75 “Research Plan” shall mean the research plan attached hereto as Exhibit 2 (the “Initial Research Plan”) as may be updated from time to time in accordance with Clause 2.1.3.

1.76 “Relevant Factors” means all relevant scientific, technical, operational, commercial, economic and other factors that may affect the Development, Regulatory Approval, manufacturing or Commercialisation of a Product, including (as applicable) without limitation: actual and potential issues of safety, efficacy and/or stability; expected and actual Product profile (including Product modality, category and mechanism of action); stage of development or life cycle status; actual and projected Development, Regulatory Approval, manufacturing, and Commercialisation costs, timelines and budgets; any issues regarding the ability to manufacture or have manufactured the Product; the likelihood of obtaining Regulatory Approvals and Pricing and Reimbursement Approval; the timing of such approvals; labelling or anticipated labelling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market, including the expected and actual competitiveness of alternative products sold by Third Parties in the market; past performance of the Product or similar products; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; and expected and actual proprietary position, strength and duration of patent protection and anticipated regulatory or other exclusivity.

1.77 “Royalty Term” means, on a Product-by-Product and country-by-country basis, the period commencing on the First Commercial Sale of such Product in such country of sale and expiring ten (10) years from First Commercial Sale of such Product in such country of sale.

1.78 “Side Letter” shall mean the letter agreement between LAVA and VU dated on or before the Effective Date.

1.79 “Solid Tumour Indication” shall mean an Indication related to solid tumors (i.e. any abnormal mass of tissue that usually does not contain cysts or liquid areas regardless of the type of cells that form such mass), excluding leukemia and lymphoma.

1.80 “Territory” shall mean any country or territory in the world.

1.81 “Third Party” shall mean any Person other than LAVA, JANSSEN and their respective Affiliates.

1.82 “Third Party Acquiror” shall mean a Third Party that at any time after the Effective Date becomes an acquiror of LAVA by way of a Change of Control of LAVA.

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1.83 “Transferee” shall mean a Person to whom a Party, its Affiliates or licensees have transferred (whether by asset sale, licence or otherwise) Intellectual Property rights in any Product. For clarity, Transferees include multiple tiers of sub-licensees.

1.84 “United States” or “U.S.” shall mean the United States of America and its territories and possessions.

1.85 “United States – Netherlands Tax Convention” means the convention between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income.

1.86 “Valid Claim” shall mean a claim (i) of any issued, unexpired Patent that has not been revoked or held unenforceable or invalid by a decision of a court or Government Authority of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (ii) of any patent application that has not been cancelled, withdrawn or abandoned or been pending or filed more than [***] from the earliest possible priority date for said application (provided that if after such [***] period a Patent issues from such application, the same would be deemed a Valid Claim).

1.87 “VU” shall mean the VU University Medical Center in Amsterdam and any successor in interest thereto, including the Amsterdam University Medical Centers.

1.88 “VU Licence” shall mean the licence agreement between VU and LAVA dated [***] and any subsequent amendments thereto.

1.89 Additional Definitions. Each of the following terms shall have the meaning described in the corresponding Clause of this Agreement indicated below:

aBPA	6.6
Alliance Manager	2.1.5
Annual Report	2.1.6
Anti-Corruption Laws	11.15.4
Bankrupt Party	10.4
Bankruptcy Event	10.4
Bankruptcy Law	10.4
Candidate Selection Report	2.3.2
[***] Biologic	4.3
Indication	1.34
Indirect Taxes	5.6.7
Income Taxes	5.6.7
Invalidity Claim	6.4
JANSSEN Witholding Tax	5.6.5
Action
JAMS Rules	11.1.2	(i)
JANSSEN Indemnitees	9.2
JANSSEN Materials	4.6

Claim	9.3.1
Combination Product	1.53
Commercial Milestone	5.3.3
Confidential Information	7.1
Development Milestone	5.3.2
Dispute	11.1.1
Exclusive Licence	4.2.1
Indemnified Party	9.3.1
Indemnifying Party	9.3.1

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JPC	6.1.2
JSC	2.1.1
MAA	1.7
Non-Bankrupt Party	10.4
Onboarding Date	2.3.2
Onboarding	2.3.2
Payee	5.6.2
Payor	5.6.2
Permitted Sub-licensee	4.1.2
Prior CDA	7.5
Product-Specific Claims	6.2.1.1
Product Patents	6.1.2
Research Milestone	5.3.1
Research Term	2.2
Royalty Report	5.4.6
Sales Milestone	5.3.3
Stage	2.3.1
Tax or Taxes	5.6.6
LAVA Indemnitees	9.1
Reversion Licence	10.5.4.1
ROFN	10.5.4.1
Research Funds	8.2.19
Term	10.1
Third Party Losses	9.1
Third Party Royalty Payment	8.2.19

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Clause 2—RESEARCH ACTIVITIES

2.1 Joint Steering Committee.

2.1.1

Establishment and membership. Promptly after the Effective Date (and in any event within [***] thereafter), the Parties shall establish a joint steering committee (“JSC”) to oversee, review and coordinate the Research Plan and the Research Activities, as further described in this Clause 2.1. The JSC shall be comprised of an equal number of representatives from each of JANSSEN and LAVA. Unless otherwise agreed by the Parties, each Party shall have three (3) representatives on the JSC. Either Party may replace its respective JSC representatives at any time upon prior written notice to the other Party, provided that such replacement is of comparable authority within that Party’s organisation as the person he or she is replacing. The JSC shall be chaired by one designated representative of JANSSEN. The chairperson of the JSC shall not have any greater authority than any other representative on the JSC. The chairperson, or their delegate, shall be responsible for (i) calling meetings of the JSC; (ii) preparing and circulating an agenda in advance of each JSC meeting, provided that the chairperson shall include on such agenda any reasonable agenda items proposed by either Party;(iii) ensuring that all decision-making is carried out in accordance with the voting and dispute resolution mechanisms set forth in this Agreement; and (iv) preparing and issuing minutes of each meeting within [***] thereafter.

2.1.2

Meetings. The JSC shall hold meetings at such times as the JSC determines, but in no event less frequently than [***], approximately once every Calendar Quarter during the Research Term. The JSC may meet in person or by audio or video conference as the Parties may mutually agree, provided that the JSC shall meet in person at least [***] per Calendar Year during the Research Term, if possible. For in-person meetings, the JSC shall meet at location(s) designated by JANSSEN and by LAVA in an alternating fashion which are reasonably acceptable to the non-designating Party, with the location of the first in-person meeting designated by JANSSEN. Other representatives of the Parties and their Affiliates may attend meetings of the JSC as nonvoting observers, subject to Clause 7. The JSC may agree to meet in person or by way of a video or audio call on an ad hoc basis between regularly scheduled meetings in order to address and resolve time-sensitive issues within the JSC’s purview that may arise from time to time. No action or vote taken at a JSC meeting shall be effective unless a representative of each Party is present. Neither Party shall unreasonably withhold attendance of at least one representative of such Party at any meeting of the JSC. Each Party shall be responsible for its own costs associated with meetings of the JSC.

2.1.3

Responsibilities. The JSC shall be responsible for overall supervision, direction, oversight and management of the Research Plan and the Research Activities and ongoing dialogue between the Parties with regard to the Research Plan and the Research Activities, including (a) setting specific research goals subject to subsection (f) of this Clause 2.1.3; (b) setting the criteria by which the Anti-[***] Antibody, [***] Antibodies and Products will be evaluated; (c) evaluating and

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integrating all scientific data generated by Research Activities during the prior Calendar Quarter; (d) monitoring and reviewing progress and results of the Research Plan; (e) at the end of each Stage, reviewing the data from such Stage to decide whether or not to proceed to the next Stage; (f) periodically reviewing and revising the Research Plan except that the JSC has no authority to revise the Research Plan in a manner that would (i) change the scope of the activities or the timelines by more than [***] from the Initial Research Plan or (ii) change the scope of activities of the Initial Research Plan that imposes an additional financial obligation on either Party beyond the research budget set forth in Clause 5.2 (or otherwise agreed in writing by LAVA) without the Parties agreeing a mechanism for payment for such additional financial burden for the Party in question; (g) determining whether the Research Milestones have been achieved; (h) performing such other duties as are specifically assigned to the JSC in this Agreement and (i) selecting the Lead Product.

2.1.4

Decision making. Decisions of the JSC, except decisions related to payment of Research Milestones, shall be made by unanimous agreement of the representatives participating in any JSC meeting with each Party having one vote. If the JSC is unable to reach unanimous agreement on a particular matter within its authority, then JANSSEN shall have the final say. JANSSEN has sole decision making authority with respect to decisions related to [***]. The JSC shall not have authority to amend or alter any provision of this Agreement.

2.1.5

Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager, if not a member of the JSC, shall thereafter be permitted to attend meetings of the JSC as a nonvoting observer, subject to the confidentiality provisions of Clause 7. The Alliance Managers shall be the primary point of contact for the Parties regarding the Research Activities and shall facilitate communication regarding all such activities. The Alliance Managers shall lead the communications between the Parties and shall be responsible for following-up on decisions made by the JSC. The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by LAVA or JANSSEN, in their sole discretion, from time to time, shall be promptly provided to the other Party.

2.1.6	Disbanding. The JSC shall be disbanded on the Onboarding Date. Thereafter, JANSSEN shall provide LAVA with an annual report as described in Clause 3.3 (the “Annual Report”).

2.2 Research Term. The term of the Research Plan shall commence as of the Effective Date and continue thereafter until the earlier of the Onboarding Date or [***] (the “Research Term”).

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2.3 Research Plan.

2.3.1

Conduct of Research Plan. Subject to the terms and conditions set forth herein, during the Research Term LAVA shall be responsible for conducting all the Research Activities in accordance with the terms and conditions of this Agreement and the Research Plan save that JANSSEN may upon reasonable notice to the JSC and at JANSSEN’s sole discretion, opt to carry out, one or more of the Research Activities originally allocated to LAVA. The Research Activities shall be overseen by the JSC described in Clause 2.1. The initial Research Plan is attached as Exhibit 2 to this Agreement and may be amended from time to time upon agreement of the JSC in accordance with Clause 2.1.3. To the extent that LAVA is responsible for carrying out any animal studies as part of the Research Activities, LAVA shall ensure that such Research Activities are carried out in compliance with all Applicable Laws including the animal welfare policy set out in Exhibit 6. To the extent that LAVA is responsible for carrying out any studies as part of the Research Activities that involve use of human tissue samples, LAVA shall ensure that such Research Activities are carried out in compliance with all Applicable Laws (including appropriate Data Protection Laws) and that appropriate informed consents have been obtained from human subjects that enable LAVA to use the human tissue samples to carry out the applicable Research Activities and to provide JANSSEN with the results of such Research Activities. The initial Research Plan shall be divided into three stages (each a “Stage” and, together, the “Stages”) and shall include the activities to be conducted under each of the three stages of the Research Plan in accordance with this Agreement as follows:

2.3.1.1 the activities in the Research Plan entitled “VHH lead generation” (“Stage 1”);

2.3.1.2 the activities in the Research Plan entitled “Bispecific hit-to-lead generation activities” (“Stage 2”); and

2.3.1.3 the activities in the Research Plan entitled “Lead optimisation activities to pre-agreed candidate criteria (but excluding non-human primate developability studies)” (“Stage 3”).

The JSC shall review the data from Stage 1 and Stage 2. The JSC may decide at any time prior to, but in any event shall decide no later than, [***] from the date of completion of the relevant Research Activities for each such Stage whether to move forward to the next Stage. If the JSC decides not to move forward to the next Stage or makes no decision within such [***] period, then (i) JANSSEN will be deemed to have decided not to proceed; and (ii) this Agreement shall terminate either on the day the JSC decides not to move forward or where the JSC makes no decision to move forward, on termination of the [***] period and the terms of Clauses 10.5.2 and 10.5.3 shall take effect.

2.3.2

Candidate Selection Report. Promptly after completion of all three Stages of the Research Plan but not later than [***] from completion of the Stage 3 Research Activities, LAVA shall prepare and submit to JANSSEN a comprehensive detailed written report consistent with its normal practices which shall (i) describe all of the results, data and Materials generated by the Research Activities and (ii) list the Lead Products (the “Candidate Selection Report”). The Candidate Selection Report shall be in sufficient detail such that JANSSEN can evaluate the scientific and

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commercial value of the outputs of the Research Activities. The Candidate Selection Report shall first be provided to JANSSEN in draft form so that, within the [***] period following submission of such draft report by LAVA to JANSSEN, JANSSEN shall have the opportunity to request LAVA to make reasonable revisions, additions or clarifications to the draft report. LAVA shall within [***] of receiving any requests by JANSSEN amend and deliver to JANSSEN an amended version of the draft final report. JANSSEN shall confirm in writing its acceptance of the Candidate Selection Report within [***] of receiving the revised Candidate Selection Report from LAVA. The Candidate Selection Report shall be deemed to have been accepted by JANSSEN as of the date LAVA receives JANSSEN’S written notification of acceptance of such report or upon the expiration of [***] period, whichever is earlier. Within [***] of the Candidate Selection Report, LAVA shall deliver to JANSSEN all raw data and information generated in carrying out the Research Activities, which shall be provided by or on behalf of LAVA to JANSSEN in such formats as are agreed by the Parties. At any time during the Research Term, but in any event no later than [***] from the date of the acceptance of the Candidate Selection Report pursuant to this Clause 2.3.2, JANSSEN shall determine and notify LAVA whether it intends to commence the Exploitation of a Product (“Onboarding”) and the date of such notice indicating intent to Onboard, the “Onboarding Date”). This Agreement will terminate automatically on the earlier of (a) the expiration of such [***] period if JANSSEN fails to timely notify LAVA in writing of JANSSEN’s Onboarding decision or (b) upon receipt by LAVA of JANSSEN’s written notice declining to Onboard and in each case of (a) and (b) the terms of Clauses 10.5.2 and 10.5.3 shall then take effect. For clarity, if JANSSEN, has terminated the Agreement prior to the Onboarding Date, JANSSEN shall have no obligation to pay any payment set forth in Clause 5 for deliverables or milestones that have yet to be achieved as of the effective date of termination.

2.4 Information and Reports. LAVA shall make available and disclose to JANSSEN any and all LAVA Arising Technology, including data and results from the Research Activities throughout the Research Term, with significant discoveries or advances being communicated as soon as reasonably practical. During the Research Term, LAVA will provide JANSSEN, at least once each [***] (in advance of the JSC meeting [***]), with a written summary of research conducted and results obtained in the Research Activities to date, which summary may be provided in the form of PowerPoint slides presented to the JSC. LAVA will provide further details of LAVA Arising Technology, including access to raw data for any work performed, at the written request of JANSSEN.

2.5 Records. LAVA shall and shall require its Affiliates, and Permitted Sub-licensees to, maintain complete and accurate records in segregated books (which may include dedicated portions of electronic lab notebook systems) of all work conducted in furtherance of the Research Plan, including the Development of Products, and all results, data and developments made in conducting such activities. Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in sufficient detail and in a manner appropriate for patent and regulatory purposes. Such information shall include any information necessary for data integrity purposes.

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2.6 JANSSEN Audit Right. During the Research Term and for [***] thereafter, JANSSEN will have the right to conduct reasonable data integrity quality audits with respect to the Research Plan, at JANSSEN’s sole cost and expense, upon [***] prior written notice to LAVA and during normal business hours, to inspect and audit the research records of LAVA and its Affiliates for the sole purpose of verifying the integrity of the data generated during the Research Activities in accordance with JANSSEN’s customary data integrity audit procedures. During such audits, LAVA will make available to JANSSEN or its authorized representative the appropriate knowledgeable personnel of LAVA. LAVA will also make available to JANSSEN’s duly authorized representatives and agents all relevant laboratory notebooks, records and documents that are required to be kept by LAVA pursuant to Clause 2.5 and are relevant to data integrity to confirm the integrity of the data generated in the Research Activities. In the event that LAVA is found responsible for quality or data integrity issues with the data generated under the Research Plan, LAVA shall seek to resolve any such quality or data integrity issued identified by JANSSEN by a mutually agreed upon date.

2.7 Records Retention. LAVA shall maintain and manage all paper or electronic records, files, documents, work papers, receipts and all other information in any form LAVA, its Affiliates or their respective employees or agents or Permitted Sub-licensees generate in connection with the Research Plan, in accordance with all Applicable Laws and Data Integrity requirements set out in Exhibit 5.

2.8 Subcontracting. Subject to all terms and conditions of this Agreement, JANSSEN shall have the right to engage Affiliates or subcontractors and LAVA shall have a right to engage Permitted Sub-licensees to perform any of its obligations hereunder; provided, that with respect to each subcontract or sublicence, the Party in question shall: (i) ensure that each of its subcontractors (in case of JANSSEN) or Permitted Sub-licensee (in case of LAVA) is subject to a written agreement no less protective of the other Party than those of this Agreement; and (ii) remain responsible for the performance of its subcontractors (in case of JANSSEN) or Permitted Sub-licensee (in case of LAVA) hereunder. Additionally, during the Research Term LAVA shall notify JANSSEN in writing in advance of the identity of the contractor and a description of the activities to be subcontracted.

2.9 Employment Regulations The Parties do not consider that the performance of the Research Activities, nor coming into effect of the Exclusive Licence pursuant to the provisions of the Agreement shall result in a transfer of any employees pursuant to the Employment Regulations and therefore there will be no transfer of any personnel (including permanent and temporary employees, agents and individual contractors) employed or engaged by LAVA to JANSSEN or by JANSSEN to LAVA pursuant to the Employment Regulations as a result of the Exclusive Licence coming into force. “Employment Regulations” means the Transfers of Undertakings Directive 2001/23/EC, and any legislation implementing this Directive in a jurisdiction that is applicable to LAVA.

Clause 3 - COMMERCIAL DEVELOPMENT

3.1 General. After the Onboarding Date, JANSSEN shall have sole responsibility (as between the Parties) for the Development, manufacture and Commercialisation of Products.

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3.2 Diligence. After the Onboarding Date, JANSSEN shall use Commercially Reasonable Efforts to [***].

3.3 Reporting. After the Onboarding Date, JANSSEN shall submit to LAVA annual progress reports summarising the progress and activities of JANSSEN (and its Affiliates and any sub-licensees or Transferees) with respect to the on the status of all material Development activities conducted by or on behalf of JANSSEN in respect of the first Product. JANSSEN’s obligations under this Clause 3.3 (Reporting) shall terminate following achievement of all Development Milestone Events. In addition, JANSSEN shall provide access to the project lead for the appropriate project team handing the particular Development aspect referred to in the underlying progress report, on reasonable advance notice to discuss such progress reports. In addition, JANSSEN shall provide Royalty Reports when applicable and as described in Clause 5.4.6. LAVA’s use of the information disclosed pursuant to this Clause 3.3 or Clause 5.4.6 shall be subject to the terms set forth in this Agreement, including Clause 7 (Confidentiality).

3.4 Manufacture and Supply. After the Onboarding Date, JANSSEN shall have the responsibility, at JANSSEN’s sole cost and expense, to make or have made all of its requirements of any Product for any and all Development, manufacture and Commercialisation activities by JANSSEN. JANSSEN shall maintain complete, current and accurate records of all Development, manufacture, and Commercialisation activities conducted by or on behalf of JANSSEN and all data and other information resulting from such activities. All such records shall be maintained in good scientific manner appropriate for regulatory and patent purposes and in accordance with Applicable Law.

3.5 Technology transfer and assistance. Promptly after the Onboarding Date, the Parties shall develop and agree upon a manufacturing technology transfer plan for the Products generated or developed as part of the Research Activities that will include all activities necessary to enable JANSSEN (or a contract manufacturer designated by JANSSEN) to manufacture the Products. Prior to the Onboarding Date, LAVA shall use reasonable efforts to provide JANSSEN with access to: (i) a summary of all LAVA Know-How necessary or useful for the Development, manufacturing or Commercialisation of Products; (ii) all Materials in LAVA’s possession or control useful or reasonably necessary for the Development, manufacturing or Commercialisation of Products; (iii) copies of all relevant regulatory, CMC, preclinical and clinical documents and reports generated in performing the Research Activities; (iv) copies or embodiments of the LAVA Arising Technology; and (v) any other items set forth herein or otherwise acquired for the purposes of, or generated by, the Research Activities. Upon JANSSEN’s reasonable request, LAVA shall transfer any raw data related to any of the foregoing, and LAVA shall transfer hard copies of laboratory notebooks containing information that are necessary or useful for JANSSEN’s regulatory or Intellectual Property activities will be transferred to JANSSEN to the extent not already transferred to JANSSEN prior to the Onboarding Date. In addition, for a period of [***], LAVA shall make available, at LAVA’s expense, to JANSSEN and its designees any technical personnel of LAVA as may reasonably be requested by JANSSEN in connection with such transfer(s) or subsequent Regulatory Filings at no additional cost to JANSSEN. On or after [***], all technology transfer and assistance shall be executed at JANSSEN’s cost and expense.

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Clause 4 - LICENCE GRANTS

4.1 Performance of Research Plan.

4.1.1

Research Licence. JANSSEN hereby grants to LAVA a non-exclusive, worldwide licence under the JANSSEN Technology, solely to conduct activities allocated to LAVA under the Research Plan during the Research Term.

4.1.2

Sublicensing. LAVA may only sub-license the rights granted under Clause 4.1.1 to sub-contractors that the JSC has approved (such approval not to be unreasonably withheld or delayed) and that are retained by LAVA to carry out activities allocated to LAVA under the Research Plan during the Research Term (“Permitted Sub-licensees”). LAVA shall remain responsible for all of its obligations under this Agreement and the acts or omissions of any such Permitted Sub-licensee. Any such Permitted Sub-licences shall comply with the following conditions:

4.1.2.1 any such sub-licence granted by LAVA shall be in writing and expressed to terminate automatically either upon the termination of this Agreement for any reason; and

4.1.2.2 LAVA shall ensure that there are included in the terms of any such sub-licence obligations and undertakings on the part of the Permitted Sub-licensee consistent with these contained in this Agreement and shall further ensure that all Permitted Sub-licensee(s) duly observe and perform the same and, if requested by JANSSEN, shall provide a copy of such sub-licence agreement to JANSSEN.

4.1.3

Without prejudice to the generality of Clause 4.1.2, LAVA shall procure that each such Permitted Sub-licensee(s) shall enter into a confidentiality undertaking with LAVA with respect to any Confidential Information of JANSSEN disclosed pursuant to this Agreement on terms no less stringent than the terms of this Agreement and shall provide a copy of such confidentiality undertaking to JANSSEN upon request.

4.1.4	LAVA shall remain responsible and liable to JANSSEN for the performance of all such Permitted Sub-licensees under the sub-licences to the same extent as if such activities were conducted by LAVA.

4.2 Exclusive Licence to JANSSEN.

4.2.1

Licence grant. LAVA hereby grants to JANSSEN an exclusive, royalty-bearing licence, with the right to grant sub-licences as set forth in Clause 4.2.2, under the LAVA Technology and LAVA’s rights in the Joint Arising Technology to Exploit any Product in the Field throughout the Territory (the “Exclusive Licence”).

4.2.2

Sub-licences. JANSSEN may grant sub-licences to its Affiliates or to Third Parties (including through multiple tiers), within the scope of the Exclusive Licence granted to JANSSEN pursuant to Clause 4.2.1 above. All such sub-licences shall be consistent with the terms and conditions of this Agreement. JANSSEN shall remain responsible and liable to LAVA for the performance of all sub-licensees under the sub-licences to the same extent as if such activities were conducted by JANSSEN

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4.2.3

Exclusions. Notwithstanding anything to the contrary, the Exclusive Licence does not include the right to Exploit any [***] Antibody or [***] Multispecific Antibody other than as embodied in the Product.

4.3 Exclusivity. For the duration of the Exclusivity Period, LAVA shall not on its own or with a Third Party and shall procure that its Affiliates (subject to the provisions of Clause 4.4) shall not on their own or with a Third Party, [***].

4.4 Exclusivity upon a Change of Control of LAVA. The provisions of Clause 4.3 shall not prevent a Third Party Acquiror (and the Affiliates of such Third Party Acquiror other than LAVA and/or its Affiliates prior to the Change of Control of LAVA) from [***], provided that [***] activities of the Acquiror Competing Product is conducted independently of the activities of this Agreement (including maintaining separate lab notebooks) and without use of any LAVA Technology or the Joint Arising Technology, (b) no JANSSEN Technology, or other Confidential Information of JANSSEN, is provided to or shared with any personnel of the Third Party Acquiror (and the Affiliates of such Third Party Acquiror) working on the Acquiror Competing Product, (c) no personnel of LAVA and/or its Affiliates (as of the signing date of the acquisition agreement) other than employees of the Third Party Acquiror carry out any [***] activities in relation to the Acquiror Competing Product and (d) LAVA puts in place firewalls reasonably designed to ensure that the foregoing clauses (a), (b), (c), and (d) are complied with at all times. LAVA expressly acknowledges that by way of acquiring LAVA, such Third Party Acquiror (and the Affiliates of such Third Party Acquiror including LAVA) shall not under any circumstances be deemed to have acquired or been granted any rights or licences (implied or express) under the LAVA Technology or the Joint Arising Technology with respect to any Acquiror Competing Product, and that JANSSEN shall be entitled to enforce its rights against LAVA or such Third Party acquiror and their Affiliates under this Agreement. LAVA expressly acknowledges that this Clause 4.4 does not give (i) LAVA and/or its Affiliates (including any Third Party Acquiror), any right to, on their own or with a Third Party, Develop, Exploit and/or Commercialise any Excluded Product for the duration of the Exclusivity Period or any Anti-[***] Antibody at any time; and (ii) LAVA and/or its Affiliates (excluding any Third Party Acquiror) any rights to their own or with a Third Party, [***] any [***] Biologic for the duration of the Exclusivity Period.

4.5 No implied licences. Each Party acknowledges that the licences granted under this Clause 4 are limited to the scope expressly granted, and all other rights to the LAVA Technology, the Joint Arising Technology, the JANSSEN Background Technology, the JANSSEN Arising Technology and all other Intellectual Property or Materials of a Party, as applicable, are expressly reserved to the Party owning or Controlling the same.

4.6 Limited use of Materials and Products. JANSSEN (or its Affiliates) shall transfer to LAVA JANSSEN Materials during the Research Term for the sole purpose of LAVA carrying out the Research Activities. LAVA agrees, with respect to the JANSSEN Materials and the Product, that: (i) it shall not, and shall ensure that its Affiliates and Permitted Sub-licensees do not, use the JANSSEN Materials or any Product for any purpose other than conducting the activities

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allocated to LAVA under the Research Plan, and (ii) it shall not, and shall ensure its Affiliates, Permitted sub-licensees do not, transfer JANSSEN Materials or any Product to any Third Party except solely for the purpose of conducting the activities as set out in the Research Plan, in each case ((i) and (ii)) without the express prior written consent of JANSSEN. JANSSEN agrees, with respect to the LAVA Materials and the Product, that (i) it shall not, and shall ensure that its Affiliates and sub-licensees do not, use the LAVA Materials or any Product for any purpose other than conducting the activities licensed to JANSSEN and (ii) it shall not, and shall ensure its Affiliates, sub-licensees do not, transfer LAVA Materials or any Product except in accordance with, and subject to, the rights granted to JANSSEN hereunder.

4.7 No Transfer. The Parties expressly agree that exhaustion of Intellectual Property rights will not apply to any transfer of ownership of any of JANSSEN Materials to LAVA or its Permitted Sub-licensees.

4.8 Non-Exclusive Licence to LAVA. Without prejudice to Clause 4.3, JANSSEN hereby grants to LAVA a non-exclusive, worldwide, perpetual, non-royalty bearing licence, with the right to grant sub-licences through multiple tiers, under the JANSSEN Arising Technology (excluding Product Patents) that solely relates to a medical use or a method of treatment, excluding combination therapy, and which is necessary to Exploit a [***] Antibody or [***] Multispecific Antibody (other than a Product, Excluded Product and/or an Anti-[***] Antibody). The licence granted in this Clause 4.8 shall survive expiration or termination of the Agreement except that this licence shall terminate in the event the Agreement is terminated by JANSSEN by reason of breach of LAVA or reason of Change of Control of LAVA.

4.9 Notice of Acquired Information. LAVA shall notify JANSSEN in writing of any Know-How or Patent that LAVA acquires or licenses after the Effective Date that is not Controlled by LAVA pursuant to Clause 1.17 and that LAVA reasonably determines is within the scope of LAVA Technology. LAVA shall provide JANSSEN with such information as JANSSEN may reasonably request in connection with such notification to determine whether JANSSEN wishes to incorporate or utilize any of the foregoing in connection with the Exploitation of Products, including any actual or potential obligations, financial or otherwise, to Third Parties of which LAVA is aware. JANSSEN shall have the right, on written notice to LAVA during the [***] period following such disclosure, to include such Know-How, Patent, or other Intellectual Property, or regulatory submission in the license grants hereunder. If JANSSEN elects in writing not to include the foregoing or fails to provide any such notice within such [***] period, JANSSEN shall have no rights, and LAVA would have no obligations, with respect to JANSSEN in regards to such Know-How, Patent, or other Intellectual Property, or regulatory submission. LAVA warrants to JANSSEN as of the Effective Date that LAVA is not aware of any Know-How or Patent Controlled by a Third Party that LAVA reasonably determines is within the scope of LAVA Technology.

4.10 Third Party Acquiror Patents. Following the closing of a Change of Control of LAVA, LAVA shall notify JANSSEN in writing of any Patent that any acquiror (by way of a Change of Control) of LAVA (including Affiliates of such acquiror as of the date of the acquisition agreement) Controls as of the signing date of the acquisition agreement that would be necessary to practice the LAVA Technology as of such date with respect to a Product. To the extent such Patent owned by the acquiror is not encumbered with respect to [***], LAVA shall in consultation with JANSSEN and in good faith negotiate fair and reasonable commercial terms with such

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acquiror pursuant to which JANSSEN shall receive a licence from LAVA or its acquiror to such Patent for Exploitation of the Product. To the extent such Patent owned by the acquiror is encumbered with respect to [***], LAVA shall ensure that such acquiror grants JANSSEN a covenant not to bring any infringement or misuse actions or proceedings against JANSSEN and/or its Affiliates or sub-licensees of JANSSEN and/or its Affiliates for the Exploitation of a Product in a given country.

Clause 5 - PAYMENTS

5.1 Upfront Fee. In consideration of the grant of the Exclusive Licence by LAVA to JANSSEN, JANSSEN shall pay to LAVA an upfront, non-refundable fee of eight million US dollars ($8,000,000) within forty-five (45) days of the Effective Date.

5.2 Research Plan Activities; Development and Commercialisation. As between the Parties, LAVA shall be solely responsible for the expense of the activities of LAVA and its Affiliates and their Third Party Permitted Sub-licensees in connection with the Research Activities to be conducted by LAVA under the Research Plan, provided that in no event shall such expense exceed the budget set forth in the Research Plan agreed by the JSC. As between the Parties, JANSSEN shall be solely responsible for the expense of the activities of JANSSEN and its Affiliates and their sub-licensees: (a) as of the Onboarding Date, in connection with the Development and Commercialisation of the Product, and (b) in connection with any Research Activities to be conducted by JANSSEN under the Research Plan pursuant to Clause 2.3.1.

5.3 Milestone Payments.

5.3.1

Research Milestones. Any time after the JSC’s decision to begin the next applicable Stage of the Research Plan indicated in the table 5.3.1 below (each a “Research Milestone”), LAVA shall issue JANSSEN with the invoice for the corresponding non-refundable Research Milestone payment amount indicated in the table 5.3.1 below and JANSSEN shall pay to LAVA the corresponding non-refundable research milestone payment amount indicated in the invoice within [***] of receipt of the invoice by LAVA.

Research Milestone Events	Research Milestone Payment (USD/$)
Start of Stage 2	One Million (1,000,000)
Start of Stage 3	One Million (1,000,000)

5.3.2

Development Milestones. In partial consideration of the grant of the Exclusive Licence by LAVA to JANSSEN and of LAVA carrying out the Research Plan, and subject always to the provisions of Clause 5.3.5, upon the first achievement by or on behalf of JANSSEN or any of its Affiliates, Transferees or sub-licensees of each of the development milestone event set forth in the table 5.3.2 below for the first Product (each such event a “Development Milestone”), JANSSEN shall pay to

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LAVA the corresponding Development Milestone payment amount indicated in table 5.3.2 below. Each Development Milestone payment shall be payable only once. JANSSEN shall, notify LAVA in writing upon the occurrence of the achievement of any of the Development Milestones set forth in the table 5.3.2 below by or on behalf of JANSSEN (or its Affiliate, Transferee or sub-licensee) and pay to LAVA the corresponding Development Milestone payment indicated in the table below within [***] after receipt of an invoice from LAVA. LAVA shall not submit an invoice for payment in connection with the achievement of a Development Milestone until after LAVA has received written confirmation from JANSSEN that the corresponding Development Milestone has been achieved.

Development Milestone Event*	Development Milestone Payment (USD / $)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

5.3.3

Sales Milestones. In partial consideration of the grant of the Exclusive Licence by LAVA to JANSSEN and of LAVA carrying out the Research Plan, and subject always to the provisions of Clause 5.3.4, and 5.3.5, upon the first achievement by or on behalf of JANSSEN or any of its Affiliates, Transferees or sub-licensees of each sales milestone event set forth in the table 5.3.3 below for the first Product (each such event a “Sales Milestone”), JANSSEN shall pay to LAVA the corresponding Sales Milestone payment amount indicated in Table 5.3.3 below. Each Sales Milestone Payment shall be payable only once. JANSSEN shall, within [***] of achieving a Sales Milestone, notify LAVA in writing upon the occurrence of the achievement of any of the Sales Milestones set forth in the table below by or on behalf of JANSSEN (or its Affiliate, Transferee or sub-licensee). Janssen shall pay LAVA the corresponding Sales Milestone payment indicated in the table 5.3.3 below not later than [***] after receipt of an invoice from LAVA which LAVA shall issue anytime after receiving written notification from JANSSEN confirming achievement of the Sales Milestone in question.

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Sales Milestones Event	Sales Milestone Payments (USD / $)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

5.3.4	If, in a Calendar Year [***].

5.3.5

Each of the Research Milestones, Development Milestones and Sales Milestones described above shall be due the first time the relevant Milestone is achieved, regardless of the number of times such Milestone is achieved with respect to each such Product and regardless of the number of Products to achieve such Milestones.

5.4 Royalties.

5.4.1

Royalties on Net Sales. Subject to the provisions of Clauses 5.4.2, 5.4.3, 5.4.4 and 5.4.5, JANSSEN shall pay LAVA royalties on Net Sales of the Product(s) during each Calendar Year of the applicable Royalty Term in accordance with the provisions of this Clause 5.4. The royalties payable shall be as set forth in Table 5.4.1.

Net Sales of Product in a Calendar Year	Percentage of Royalty
[***]	[***]
[***]	[***]
[***]	[***]

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5.4.2

Certain reductions; Valid Claim. On a Product-by-Product and country-by-country basis, if during the Royalty Term (including on First Commercial Sale) of a Product in a country in the Territory, there does not exist at the time of sale of such Product in such country a Valid Claim within the LAVA Background Patents or the Product Patents that Covers [***] the Product, then, for the remaining duration of the Royalty Term for such Product in such country of sale, the royalty rate specified in Clause 5.4.1 above shall be reduced by [***] of the indicated rate with respect to Net Sales of Products in the applicable country of sale for such Product. For the avoidance of doubt, only one royalty shall be due with respect to the same unit of Product.

5.4.3

Biosimilar Product; If in a particular country, there is a First Commercial Sale of a Biosimilar Product with respect to a particular Product in a country, then the royalties payable by JANSSEN pursuant to Clause 5.4.1 (Royalties) for such Product in such country shall be reduced by [***] for the remainder of the Royalty Term for such Product in such country.

5.4.4

Royalty adjustment for Third-Party Licences. If, during the Royalty Term, JANSSEN, its Affiliates, Transferees or sub-licensees are obligated to pay royalties to a Third Party under an agreement to avoid infringement of Third Party Intellectual Property with respect to the use or Exploitation of a Product (but excluding any such Intellectual Property with respect to the Anti-[***] Antibody portion thereof), as contemplated under this Agreement, of any Product in any country in the Territory, (a “Third Party Royalty Payment”), the royalties payable under Clause 5.4.1, in each case with respect to any such Product in such country in the Territory, shall be decreased by [***] of the amount of such Third Party Royalty Payment attributed to sales of the applicable Product.

5.4.5

Maximum Payment Adjustments. During the Royalty Term, JANSSEN shall have the right to adjust or reduce the royalties payable under Clause 5.4.1 pursuant to the provisions of Clauses 5.4.2, 5.4.3, and 5.4.4 provided however, that in no case shall such adjustment or reductions lower the amount of royalty payable under Clause 5.4.1 below [***] of the amount otherwise due. JANSSEN shall be entitled to carry forward any such reductions permitted under Clauses 5.4.2, 5.4.3, and 5.4.4 that are incurred or accrued in a Calendar Quarter but are not applied against royalties due to LAVA in such Calendar Quarter as a result of the foregoing floor and apply such amounts against royalties due to LAVA in any subsequent Calendar Quarter until the amount of such reduction has been fully applied against royalties due to LAVA.

5.4.6

Reports, Sales Milestones (where applicable) and Royalty Payments. Within [***], beginning with the Calendar Quarter in which the First Commercial Sale of a Product is made, JANSSEN shall send to LAVA a written report stating, separately for each Product for such Calendar Quarter: (i) Net Sales; and (ii) JANSSEN’s calculation of the royalties owed to LAVA pursuant to Clause 5.4.1 for Net Sales of Products during such Calendar Quarter, with all such amounts reflected in United States Dollars (each, a “Royalty Report”). JANSSEN shall make payment of the royalties due hereunder within [***] in which the relevant Net Sales were invoiced by JANSSEN and/or its Affiliates or sub-licensees.

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5.5 Invoicing and Payment.

5.5.1

Payments. If specified by JANSSEN, LAVA shall ensure that all invoices it submits to JANSSEN include a valid purchase order number which LAVA shall request from JANSSEN when the payment is due. LAVA may either submit all completed invoices electronically to: [***], or it may submit the invoices electronically through JANSSEN’s web-based system as specified by JANSSEN. JANSSEN reserves the right to return to LAVA unprocessed and unpaid those invoices that do not reference:

•	Invoice number

•	Invoice date

•	Amount of invoice

•	Description of activities completed or costs incurred

•	Remit to address

•	a valid P.O. number, if applicable.

5.5.2

If LAVA wishes to submit invoices electronically through JANSSEN’s web-based system as specified by JANSSEN, then LAVA shall submit invoices to Accounts Payable at www.ap.jnj.com. All invoices shall contain such information concerning the account (such as a valid JANSSEN purchase order number, supplier number, IBAN Numbers, bank name, etc.) necessary to make payment of the invoice and as will be set forth on the Accounts Payable section of www.ap.jnj.com. When logging into the website, LAVA will be prompted for its supplier number, as provided on the relevant purchase order.

5.5.3

All payments under this Agreement shall be (i) payable in U.S. dollars regardless of the country where sales are made; and (ii) paid by wire transfer of immediately available funds to the bank account designated in writing by LAVA. With respect to sales of Product invoiced in a currency other than U.S. Dollars such amounts and the amounts payable hereunder shall be expressed in their U.S. Dollar equivalent calculated as follows: For the upcoming Calendar Year, JANSSEN shall provide LAVA the Currency Hedge Rate(s) to be used for the local currency of each country of the Territory not later than [***] after the Currency Hedge Rate(s) becomes available to JANSSEN or its Affiliates. LAVA acknowledges that Currency Hedge Rate(s) shall remain constant throughout the upcoming Calendar Year. JANSSEN shall use the Currency Hedge Rate(s) to convert Net Sales to U.S. Dollars for the purpose of calculating royalties and sales milestones.

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5.5.4

Interest on Late Payments. If JANSSEN fails to pay any sum due under this Agreement in full by the due date for payment then LAVA shall be entitled to charge interest on any outstanding amount on a daily basis at a rate equivalent to [***] above the base rate of the Bank of England then in force in London. With respect to any underpayment of royalties by JANSSEN identified following completion of an audit pursuant to the provisions of Clause 5.6.9, any underpayment of royalties due to LAVA hereunder shall not be subject to any interest referred to in this Clause 5.5.4.

5.6 Taxes.

5.6.1

Except as otherwise provided in this Clause 5.6, all payments under this Agreement shall be made without deduction or withholding for Taxes (as that term is defined in Clause 5.6.5 below) except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.

5.6.2

Any Tax required to be withheld by a Party on amounts payable under this Agreement will promptly be paid by such Party making the payment (the “Payor”) on behalf of the Party receiving the payment (the “Payee”) to the appropriate Government Authority, and Payor will furnish Payee with proof of payment of such Tax, provided that the Parties will cooperate to take all reasonable and lawful actions to avoid or minimize such withholding and Payor promptly notifies the Payee in writing of any withholding to be paid, so that the Payee may also take lawful actions itself to avoid or minimize such withholding. .

5.6.3	Payor will furnish Payee with proof of payment of such Tax paid pursuant to Clause 5.6.2.

5.6.4

Payor and Payee will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Payor to secure a reduction in the rate of applicable withholding Taxes. Notwithstanding the foregoing, the Parties acknowledge and agree that as of the Effective Date and under Applicable Law, no withholding tax will be applicable to payments made to LAVA pursuant to this Agreement provided LAVA provides JANSSEN with a valid and complete IRS form W-8BEN-E claiming the payments made under this Agreement are eligible for benefits of the United States – Netherlands Tax Convention at a zero percent rate of withholding. Prior to the Effective Date, LAVA will deliver to JANSSEN an accurate and complete Internal Revenue Service Form W-8BEN-E .

5.6.5

Notwithstanding the foregoing, the Parties acknowledge and agree that if JANSSEN (or its Affiliate, Sublicensee, successor or assignee pursuant to Clause 11.3) is required by Applicable Law to withhold taxes in respect of any amount payable under this Agreement, and if such withholding obligation solely arises as a result of any action taken by JANSSEN or its Affiliate or successor or assignee, including without limitation an assignment of this Agreement as permitted under Clause 11.3 of this Agreement, a change in tax residency of JANSSEN or such successor or assignee, or payments arise or are deemed to arise through a branch, Affiliate, or Sublicensee, of JANSSEN and such withholding taxes exceed the amount of withholding taxes that would have been applicable if such action had not occurred (each a “JANSSEN Withholding Tax Action”), then notwithstanding anything to the contrary herein, any such amount payable shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings LAVA (or its assignee pursuant to Clause 11.3) receives an amount equal to the sum it would have received had no such JANSSEN Withholding Tax Action occurred.

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5.6.6

For purposes of this Clause 5.6, “Tax” or “Taxes” shall mean any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto).

5.6.7

All fees charged by LAVA shall be exclusive of value added, sales, use, goods and services, transfer, services, consumption, or transaction taxes (“Indirect Taxes”), as well as gross receipts, excise, and other taxes. Each party shall be responsible for: taxes based on its own income (“Income Taxes”); gross receipts, capital stock, and net worth taxes; franchise and privilege taxes on its business; employment taxes of its employees; and taxes on any property it owns or leases. LAVA shall not pass on to JANSSEN and JANSSEN shall not be responsible for any taxes that LAVA incurs in subcontracting the performance of any services under this Agreement except to the extent such taxes are included in the pricing set forth in this Agreement. JANSSEN and LAVA will reasonably cooperate with each other to more accurately determine a Party’s tax liability and to minimize such liability, to the extent legally permissible.

5.6.8

LAVA may charge JANSSEN for Indirect Taxes, as long as the amount of Indirect Taxes are specified in a valid invoice compliant with Applicable Law. JANSSEN shall either pay such invoiced amount or supply valid exemption documentation. If LAVA does not provide JANSSEN with a valid invoice (including separate identification of Indirect Taxes where required by applicable law), LAVA shall assume responsibility for such non-compliance, including payment of any tax-related interest and penalties. LAVA shall segregate on the invoice fees for taxable services from fees for nontaxable services.

5.6.9

Financial Audits. JANSSEN shall maintain complete and accurate records regarding all items to be reported in each Royalty Report and any other items necessary to determine the accuracy of the Milestone payments payable hereunder for a period of [***] to which such records pertain. Up to [***] prior written notice from LAVA, JANSSEN shall make available all such records to an independent, certified public accountant, selected by LAVA and reasonably acceptable to JANSSEN, for such accountant to review and audit such records at LAVA’s expense in the location(s) where such records are maintained, during regular business hours and under obligations of confidence, for the sole purpose of verifying the accuracy of JANSSEN’s Royalty Reports and the corresponding royalty payments or any Sales Milestone payments hereunder with respect to Products within the [***] period preceding such review and audit. LAVA shall treat

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any records of JANSSEN that are so reviewed and audited as Confidential Information of JANSSEN subject to Clause 7, and shall cause the independent, certified public accountant to retain all such records and information in confidence. The report of the independent, certified public accountant shall be shared with JANSSEN prior to distribution to LAVA such that JANSSEN can provide the independent, certified public accountant with justifying remarks for inclusion in the report prior to sharing the conclusions of such audit with LAVA; provided that such report shall be distributed to LAVA no later than [***] after its distribution to JANSSEN. The final audit report shall be shared with JANSSEN and LAVA at the same time and specify whether the amounts paid to LAVA were correct or, if incorrect, the amount of any underpayment or overpayment. If such review and audit reveals an underpayment of royalties or Sales Milestones due to LAVA hereunder, JANSSEN shall promptly pay LAVA any underpaid amounts due, and if such review and audit reveals an overpayment of royalties or Sales Milestones due to LAVA hereunder, JANSSEN shall be entitled to credit such overpayments against subsequent payments that may become due hereunder; provided, however, that the foregoing shall not be construed to limit the application of Clause 11.1 with respect to any dispute regarding royalties or Sales Milestones due hereunder. In the event that such a review and audit identifies an underpayment of royalties due to LAVA hereunder greater than [***] of the royalty amounts actually due for the period reviewed and audited, or identifies any unpaid Sales Milestone that should have been paid, JANSSEN shall reimburse LAVA for reasonable and documented Out-of-Pocket Costs incurred by LAVA for the conduct of such review and audit. Upon the expiration of [***], except with respect to (i) ongoing unresolved Disputes, if any, regarding royalties or Sales Milestones due hereunder for which arbitration proceedings have been initiated in accordance with Clause 11.1, and (ii) fraudulent activities by JANSSEN, the calculation of royalties and Sales Milestones payable with respect to such year shall be binding and conclusive upon the Parties and JANSSEN shall be released from any liability or accountability with respect to royalties and Sales Milestones for such Calendar Year.

5.7 Designation of paying agent. JANSSEN R&D, LLC, an Affiliate of JANSSEN acting as a paying agent for JANSSEN, may make certain payments due under this Agreement.

Clause 6 - INTELLECTUAL PROPERTY

6.1 Ownership.

6.1.1

Background. As between the Parties, JANSSEN shall retain all of its right, title and interest in and to the JANSSEN Technology, and LAVA shall retain all of its right, title and interest in and to the LAVA Technology including the right to transfer or licence such Intellectual Property to others for any purpose, subject to its obligations under this Agreement, including but not limited to licences granted hereunder.

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6.1.2

Joint Patent Committee: Within [***], the Parties shall establish a Joint Patent Committee (“JPC”) to (i) identify Joint Arising Patents and (ii) oversee, review and coordinate the Prosecution and Maintenance of the JANSSEN Arising Patents claiming the composition of matter of the Product(s) (“Product Patents”), the LAVA Background Patents, the LAVA Arising Patents and the Joint Arising Patents. The JPC shall comprise of two (2) patent attorneys or patent representatives with one (1) from each of JANSSEN and LAVA. The JPC shall be entitled to, by mutual consent, invite additional individuals to its meetings. The JPC shall hold meetings (by way of an audio or video call or in person) at such time the JPC determines but in no event less than [***] during the Research Term and [***] during the term of the Exclusive Licence. No action or vote taken at a JPC meeting shall be effective unless a representative of each Party is present. Neither Party shall unreasonably withhold attendance of at least one (1) representative of such Party at any meeting of the JPC. Each Party shall be responsible for its own costs associated with meetings of the JPC. Decisions of the JPC, shall be made by unanimous agreement of the permanent (and not ad-hoc) representatives participating in any JPC meeting with each Party having one vote. The JPC shall not have authority to amend or alter any provision of this Agreement. In the event patent representatives of each Party cannot reach agreement on any issue, claim, or matter, the Parties shall submit such Dispute to executive resolution pursuant to Clause 11.1.1. If the Executive Officers fail to come to a consensus regarding, or do not resolve, such a matter within [***] after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), then LAVA shall have the final decision-making authority with respect to LAVA Background Patents if the subject matter does not exclusively relate to [***] and/or a Product.

6.1.3

Arising Technology. JANSSEN shall own all right, title and interest in and to any and all JANSSEN Arising Technology, which shall be the Confidential Information of JANSSEN. LAVA shall acquire no rights or interest in or to any JANSSEN Arising Technology except as expressly set out in this Agreement. LAVA shall own all right, title and interest in and to any and all LAVA Arising Technology, which shall be the Confidential Information of LAVA. JANSSEN shall acquire no rights or interest in or to any LAVA Arising Technology except as expressly set out in this Agreement. JANSSEN and LAVA shall jointly own all right title and interest in and to any and all Joint Arising Technology. All Joint Arising Patents shall be filed in the joint names of the Parties and both Parties shall be responsible for sharing the costs (on a fifty/fifty basis) of the Prosecution and Maintenance of the Joint Arising Patents. LAVA shall be entitled to Exploit products and/or processes to which the Joint Arising Technology apply provided such Exploitation is outside the scope of the Exclusive Licence and does not involve the use of any Products. Neither Party shall assign or otherwise transfer to any Third Party any right, title or interest in any Joint Arising Technology without the prior written consent of the other Party save that JANSSEN will be entitled to assign or transfer any aspects of the Joint Arising Technology to any of its Affiliates.

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6.1.4

Assignment. LAVA hereby assigns to JANSSEN with full title guarantee all its right, title and interest in and to any and all JANSSEN Arising Technology, including any Intellectual Property subsisting therein or arising therefrom. LAVA shall, and shall procure that its Affiliates and Permitted Sub-licensees shall, sign and deliver or cause to be signed and delivered to JANSSEN all documents and do all such things as may be reasonably required to vest in JANSSEN as its sole and exclusive property the entire right, title and interest in and to any and all such JANSSEN Arising Technology and any Intellectual Property subsisting therein or arising therefrom. Where a present assignment of future rights is not legally permissible or competent or is not otherwise possible, for whatever reason, LAVA hereby undertakes to assign such JANSSEN Arising Technology, and any Intellectual Property subsisting therein or arising therefrom, to JANSSEN promptly upon creation and until such assignment becomes effective LAVA shall hold such JANSSEN Arising Technology and any Intellectual Property subsisting therein or arising therefrom on trust for and for the benefit of JANSSEN only and LAVA hereby grants, or shall grant, or cause to be granted, as the case may be, to JANSSEN an exclusive, worldwide, perpetual, irrevocable, unlimited, royalty-free and transferable licence, with the right to sub-license through multiple tiers, under the JANSSEN Arising Technology and any Intellectual Property subsisting therein or arising therefrom. JANSSEN hereby assigns to LAVA with full title guarantee all its right, title and interest in and to any and all LAVA Arising Technology, including any Intellectual Property subsisting therein or arising therefrom. JANSSEN shall, and shall procure that its Affiliates and sub-licensees shall, sign and deliver or cause to be signed and delivered to LAVA all documents and do all such things as may be reasonably required to vest in LAVA as its sole and exclusive property the entire right, title and interest in and to any and all such LAVA Arising Technology and any Intellectual Property subsisting therein or arising therefrom. Where a present assignment of future rights is not legally permissible or competent or is not otherwise possible, for whatever reason, JANSSEN hereby undertakes to assign such LAVA Arising Technology, and any Intellectual Property subsisting therein or arising therefrom, to LAVA promptly upon creation and until such assignment becomes effective JANSSEN shall hold such LAVA Arising Technology and any Intellectual Property subsisting therein or arising therefrom on trust for and for the benefit of LAVA only and JANSSEN hereby grants, or shall grant, or cause to be granted, as the case may be, to LAVA an exclusive, worldwide, perpetual, irrevocable, unlimited, royalty-free and transferable licence, with the right to sub-license through multiple tiers, under the LAVA Arising Technology and any Intellectual Property subsisting therein or arising therefrom.

6.1.5

LAVA shall procure that, prior to the performance of any activities under this Agreement by an Affiliate or Permitted Sub-licensee of LAVA or its or their respective employees, consultants or any other Person that it or they engage, use or involve in the performance of any such activity, such Person enter into and be bound by a valid written agreement with LAVA pursuant to which all right, title and interest in and to any Intellectual Property, information or Materials conceived, developed or generated in the performance of such activity shall vest in LAVA to the fullest extent permitted by Applicable Law. To the extent such right, title and interest does not vest in LAVA for whatever reason, LAVA shall procure that such Person shall assign, or procure the assignment from the relevant Person(s), to LAVA of all such right, title and interest as soon as legally possible. In the event that any such assignment is legally impossible under Applicable Law, LAVA shall

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procure that such Person shall immediately grant to LAVA an exclusive, worldwide, perpetual, irrevocable, unlimited, royalty-free and transferable licence, with a right to sub-license through multiple tiers, under such Intellectual Property, information and Materials. JANSSEN shall procure that, prior to the performance of any activities under the Research Plan by an Affiliate or sub-licensee of JANSSEN or its or their respective employees, consultants or any other Person that it or they engage, use or involve in the performance of any such activity, shall Person enter into and be bound by a valid written agreement with JANSSEN pursuant to which all right, title and interest in and to any Intellectual Property, information or Materials conceived, developed or generated in the performance of such activity shall vest in JANSSEN to the fullest extent permitted by Applicable Law. To the extent such right, title and interest does not vest in JANSSEN for whatever reason, JANSSEN shall procure that such Person shall assign, or procure the assignment from the relevant Person(s), to JANSSEN of all such right, title and interest as soon as legally possible. In the event that any such assignment is legally impossible under Applicable Law, JANSSEN shall procure that such Person shall immediately grant to JANSSEN an exclusive, worldwide, perpetual, irrevocable, unlimited, royalty-free and transferable licence, with a right to sub-license through multiple tiers, under such Intellectual Property, information and Materials.

6.2 Patent Prosecution and Maintenance.

6.2.1	Prosecution Control.

6.2.1.1 LAVA Background Patents and LAVA Arising Patents. LAVA shall, at its sole expense, diligently Prosecute and Maintain the LAVA Background Patents and LAVA Arising Patents in its own name, and LAVA and JANSSEN will cooperate through the JPC in the Prosecution and Maintenance of such Patents. As part of such cooperation, the Parties through the JPC shall consult regarding the scope of foreign filing. LAVA shall provide JANSSEN with advance copies (which may be in draft form) of all material filings as well as copies of all material correspondence from the relevant patent office, in each case relating to such LAVA Background Patents or LAVA Arising Patents, and shall consider in good faith all comments from JANSSEN relating to such filings and correspondence. LAVA shall consult with JANSSEN’s representative on the JPC prior to all material actions in relation to any claims of the LAVA Background Patents or the LAVA Arising Patents, in each case to the extent such claims Cover the [***] Antibody portion of a Product, the Product or use of the foregoing (such claims “Product-Specific Claims”). LAVA shall implement all reasonable suggestions, directions and instructions of JANSSEN and its Patent Representative in Prosecuting and Maintaining any Product-Specific Claims, including with respect to the filing of any continuation, divisional, or other continuing applications and with respect to any oppositions or interference actions involving the Product-Specific Claims. Further, LAVA shall consult with JANSSEN in relation to all changes to the Product-Specific Claims or related specifications and shall not make any such changes without JANSSEN’s prior written consent. If LAVA elects not to file, Prosecute or Maintain any Product-Specific Claim in any LAVA Background Patent or LAVA Arising Patent in a country (including not to validate in any particular country) contrary to the recommendation of the JPC or the

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JANSSEN patent representative, LAVA shall give JANSSEN notice thereof within a reasonable period prior to allowing such Product-Specific Claim to lapse or become abandoned or unenforceable, and JANSSEN shall thereafter have the right, but not the obligation, to oblige LAVA to continue with the Prosecution and Maintenance of such Product-Specific Claim at JANSSEN’s expense.

6.2.1.2 JANSSEN Background Patents and JANSSEN Arising Patents. JANSSEN shall have the first right, but not the obligation, at its sole expense and in its sole discretion, to Prosecute and Maintain the JANSSEN Background Patents and the JANSSEN Arising Patents in its name. LAVA shall, and shall cause its Affiliates to, cooperate fully with JANSSEN and provide all reasonable assistance (provided that JANSSEN shall reimburse its and their reasonable and documented Out-of-Pocket Costs), in JANSSEN’s efforts to Prosecute and Maintain such Patents.

6.2.1.3 JANSSEN Arising Patents. JANSSEN shall, at its sole expense and discretion, diligently Prosecute and Maintain the JANSSEN Arising Patents in its own name, and LAVA and JANSSEN by way of the JPC will cooperate in the Prosecution and Maintenance of the Product Patents. JANSSEN shall provide LAVA with advance copies (which may be in draft form) of all material filings as well as copies of all material correspondence from the relevant patent office, in each case relating to Product Patents, and shall consider in good faith all comments from LAVA relating to such filings and correspondence. JANSSEN shall consult with LAVA’s representative on the JPC prior to all material actions in relation to the Product Patents and shall implement all reasonable suggestions, directions and instructions of LAVA and its Patent Representative in Prosecuting and Maintaining any such Patents, including with respect to the filing of any continuation, divisional, or other continuing applications and with respect to any oppositions or interference actions. Further, JANSSEN shall notify LAVA through the JPC in relation to all changes to the patent claims or specifications on the Product Patents.

6.2.1.4 Joint Research Agreement. This Agreement is a joint research agreement in accordance with 35 U.S.C. §103(c)(3) to develop and commercialise the Products. Neither Party is required by this reference to have any Patent take advantage of or become subject to such §103(c)(3) except in accordance with the provisions of Clause 6.2.1 regarding the Prosecution and Maintenance of such Patent.

6.2.2

Trade Marks. JANSSEN shall be entitled to and shall be responsible for selecting all trade marks used in connection with the Exploitation of Products in its sole discretion. JANSSEN shall, as between the Parties, own and be responsible for all such trade marks and the use thereof.

6.3	Enforcement.

6.3.1

Notification. To the extent that a Party has the legal right to do so without breaching any Third Party agreement, each Party shall promptly notify the other of any apparent, threatened or actual infringement by a Third Party of any LAVA Background Patent or LAVA Arising Patent, JANSSEN Background Patent or JANSSEN Arising Patent, or Joint Arising Patent of which it becomes aware to the extent such Patent Covers the Product (“Competitive Infringement”).

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6.3.2

Enforcement. JANSSEN shall have the first right, at JANSSEN’s expense, to institute infringement suits or take other action to enforce the JANSSEN Background Patents and the JANSSEN Arising Patents against any Competitive Infringement, where JANSSEN reasonably determines that a Third Party is infringing or planning to infringe any such Patents. JANSSEN shall have the right to institute such suit or other appropriate action in the name of JANSSEN or of LAVA, or in the names of both of them. JANSSEN shall have the first right, at JANSSEN’s expense, to institute infringement suits or take other action to enforce any Product-Specific Claims of any Joint Arising Patents, LAVA Arising Patents or LAVA Background Patents, where JANSSEN reasonably determines that a Third Party is infringing or planning to infringe any such claims. JANSSEN shall have the right to institute such suit or other appropriate action in the name of JANSSEN or of LAVA, or in the names of both of them.

6.3.3

Participation. LAVA shall have a right, in LAVA’s sole discretion and at LAVA’s expense, to join or otherwise participate in such legal action with legal counsel selected by LAVA, and JANSSEN shall notify and keep LAVA apprised in writing of such action and shall consider and take into account LAVA’s reasonable interests and requests regarding such action.

6.3.4

Conduct of certain actions; Costs. JANSSEN shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Clause 6.3. If required under Applicable Law in order for JANSSEN to initiate or maintain such suit, LAVA shall join as a party to the suit. LAVA shall, and shall cause its Affiliates to, assist and cooperate fully with JANSSEN in connection therewith at no charge except for reimbursement of reasonable and documented Out-of-Pocket Costs that are incurred in rendering such assistance. JANSSEN shall assume and pay all of its own Out-of-Pocket Costs that are incurred in connection with any litigation or proceedings initiated by it pursuant to this Clause 6.3, including the fees and expenses of the counsel selected by it, and the reasonable and documented Out-of-Pocket Costs that are incurred by LAVA in connection with such litigation or proceedings if JANSSEN requests LAVA to join such proceeding, or such joinder is required in order for JANSSEN to initiate or maintain such suit.

6.3.5

Recoveries. With respect to any suit or action initiated pursuant to this Clause 6.3, any recovery obtained as a result of any such proceedings, by settlement or otherwise, shall be applied in the following order of priority: (a) first, JANSSEN shall be reimbursed for all costs incurred in connection with such proceedings and not otherwise recovered; and (b) second, any remainder shall be treated as Net Sales, with LAVA receiving a royalty on such remaining funds pursuant to the terms of Clause 5.4.1.

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6.3.6

Settlement consultation. No settlement of any infringement action which restricts the scope, or materially or adversely affects the enforceability, of a LAVA Background Patent or LAVA Arising Patent shall be entered into by JANSSEN without prior approval of LAVA.

6.3.7

LAVA step-in rights. In the event that JANSSEN does not institute an infringement suit to enforce any Product-Specific Claims of any LAVA Background Patents or LAVA Arising Patents pursuant to Clause 6.3.2 for a period of [***] after becoming aware of the applicable infringement or suspected infringement thereof (including any notice received from LAVA or a Third Party regarding such infringement or potential infringement), LAVA shall have the right to enforce such claims at LAVA’s expense.

6.4 Patent Invalidity Claim.

6.4.1

Right to respond. If a declaratory judgment action is brought naming either Party as a defendant or, if in response to an enforcement action pursuant to Clause 6.3 a counter claim for invalidity is brought, in each case alleging invalidity or unenforceability of any Joint Arising Patent, JANSSEN Background Patent or Product Patent and any Product-Specific Claim in any LAVA Background Patent or LAVA Arising Patent (each an “Invalidity Claim”), the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant (the “controlling Party”). Neither Party shall compromise or enter into any settlement of any claim described in this Clause 6.4.1 that (i) admits to the invalidity or unenforceability, reduces the scope of, or materially or adversely affects the enforceability of any applicable claims or Patents, (ii) incurs any financial liability on the part of the other Party, (iii) requires an admission of liability, wrongdoing or fault on the part of the other Party or, (iv) in the case that JANSSEN is the settling Party, in LAVA’s reasonable determination, conflicts with LAVA’s obligations to its other licensees or sub-licensees, without such other Party’s prior written consent, such consent not to be unreasonably withheld. Amounts, if any, paid in settlement of such Invalidity Claim shall be borne by the controlling Party, unless otherwise mutually agreed by the Parties. Notwithstanding the foregoing, JANSSEN shall have the sole right to control all Invalidity Claims regarding the JANSSEN Background Patents and JANSSEN Arising Patents (other than any Product-Specific Claims in any such JANSSEN Arising Patent which shall be subject to this Clause 6.4.1).

6.4.2

Conduct of certain actions; Costs. The non-controlling Party shall cooperate with the controlling Party in the preparation and formulation of a response to an Invalidity Claim, and in taking other steps reasonably necessary to respond, to such Invalidity Claim. The controlling Party shall have the sole and exclusive right to select counsel for the response to such Invalidity Claim. If required under Applicable Law in order for the controlling Party to maintain a suit in response to such Invalidity Claim, the non-controlling Party shall join as a party to the proceedings. Such non-controlling Party shall offer reasonable assistance to the controlling Party in connection therewith. The reasonable and documented Out-of-

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Pocket Costs in defending, and providing requested assistance in the defence of, such Invalidity Claim shall be borne by the Party controlling such suit in response. The non-controlling Party shall also have the right to participate and be represented relative to such proceedings by its own counsel at its own expense.

6.5 Patent term extensions. After the Onboarding Date, JANSSEN shall have the right to determine which of the Joint Arising Patents, LAVA Background Patents, LAVA Arising Patents, the JANSSEN Background Patents and the JANSSEN Arising Patents, if any, are extended pursuant to the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of Member States of the EU and other similar measures in any other country, provided that JANSSEN shall not file an application seeking patent term extension for any LAVA Background Patent or LAVA Arising Patent without LAVA’s prior written consent, such consent not to be unreasonably withheld. LAVA shall reasonably cooperate with efforts of JANSSEN to gain such patent term extensions. All filings for such extensions shall be made by the Party responsible for the Prosecution and Maintenance of the applicable Patents. If JANSSEN elects not to seek patent term extension under any LAVA Background Patents, LAVA Arising Patents, pursuant to this Clause 6.5, JANSSEN shall give LAVA notice thereof within a reasonable period prior to expiration of the applicable Patent term, and LAVA shall thereafter have the right, but not obligation, to seek such patent term extension.

6.6 Notification of filing of aBPA. Each Party shall notify the other Party of notice submitted by a Third Party that such Third Party’s abbreviated biological product application (“aBPA”), or any foreign equivalent thereof, for a product that is similar to or interchangeable with a Product was accepted by a Regulatory Authority. Such notification shall be provided to the other Party within [***] after a Party receives such notification. In addition, upon request of a Party, the other Party shall provide reasonable assistance and cooperation (including making available to such first Party documents possessed by such other Party that are reasonably required by such first Party and making available personnel for interviews and testimony) in any actions reasonably undertaken by such first Party in accordance with this Clause 6.6. The Parties shall cooperate to compile an accurate list of all Patents required to be provided by either Party pursuant to 42 U.S.C. Section 262(l)(3)(A). Notwithstanding the preceding sentence, after the Onboarding Date, JANSSEN will retain final decision-making authority as to such listing of all applicable Patents for such Product.

6.7 Defence against claims of infringement of Third Party Patents. If a Third Party asserts that a Patent or other right owned by it is or has been infringed by any activity conducted in the performance of this Agreement or exercise of the rights granted under it, including the manufacture, use, sale, offer for sale or import of a Product in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party written notice of such claim along with the related facts in reasonable detail. Unless the Parties otherwise agree, JANSSEN shall have the first right, but not the obligation, at its expense, to control such defence with respect to such Third Party assertion. LAVA shall cooperate with JANSSEN, at JANSSEN’s reasonable request and expense, and shall have the right to be represented separately by counsel of its own choice, but at its own expense. JANSSEN shall also control settlement of such claim.

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Clause 7—CONFIDENTIALITY

7.1 Confidentiality. Except to the extent expressly authorised by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential, and shall not publish or otherwise disclose or use for any purpose other than uses as provided for in this Agreement (which permitted uses, for the avoidance of doubt, include the exercise of the licences set forth herein and, with respect to JANSSEN, the Exploitation of Product), any Know-How or other non-public business, technical or financial information furnished to it by or on behalf of the other Party, the disclosing Party, pursuant to this Agreement (collectively, “Confidential Information”). Pursuant to Clause 6.1.2, the JANSSEN Arising Technology and the Joint Arising Technology is the Confidential Information of JANSSEN notwithstanding that it may have been initially disclosed by LAVA to JANSSEN, such that JANSSEN shall be deemed the disclosing Party and LAVA shall be deemed the receiving Party in respect of any and all JANSSEN Arising Technology and Joint Arising Technology for the purposes of this Clause 7.1.

7.2 Exceptions. The obligations of the receiving Party under this Clause 7 not to disclose or use Confidential Information received from the disclosing Party shall not apply, however, to the extent that the receiving Party can establish that such information, data or materials:

(i) is in the lawful knowledge and possession of the receiving Party prior to the time it is disclosed by the disclosing Party to, or learned by, the receiving Party, as evidenced by the receiving Party’s written records existing prior to such disclosure;

(ii) is or becomes generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party, other than by acts or omissions of the receiving Party in breach of this Agreement;

(iii) is disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(iv) is subsequently and independently developed by the receiving Party without use of, or reference to, any Confidential Information of the disclosing Party, as shown by written records prepared contemporaneously with such disclosure.

7.3 Authorised use and disclosure. Except as expressly provided otherwise in this Agreement, each Party may only use and disclose Confidential Information of the other Party as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted in this Agreement; (b) to the extent such disclosure is reasonably necessary in filing or prosecuting Patent or other Intellectual Property applications, in submissions to Regulatory Authorities or as otherwise required by Applicable Law, regulation, or court order, including in connection with jurisdictional securities filings and regulations; provided, however, that if a Party is required by Applicable Law, regulation, or court order to make any such disclosure of the other Party’s Confidential Information, it shall give reasonable advance notice to the other Party of such disclosure and, except to the extent inappropriate in the case of Patent applications, will use its

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reasonable efforts to secure confidential treatment of Confidential Information of the other Party that is so required to be disclosed; and (c) by mutual written agreement of the Parties. A receiving Party may also disclose Confidential Information of the other Party to its employees, consultants, advisors or others who have a “need to know” for the purpose of exercising the receiving Party’s rights or fulfilling its obligations hereunder, in each case subject to written confidentiality and non-use provisions substantially equivalent to those of this Agreement. Nothing in this Clause 7.3 (including the previous sentence) shall supersede or amend the obligations of non-disclosure of JANSSEN Materials pursuant to Clause 4.6.

7.4 Duration of Confidentiality Obligation on Third Parties LAVA acknowledges that to the extent JANSSEN is required to disclose the LAVA Know-How to a Third Party sub-contractor or sub-licensee with respect to Development or Commercialisation of a Product, JANSSEN shall have the option to impose confidentiality obligations on such Third Party that are shorter in duration than the duration of confidentiality obligations under this Agreement but are not in any event shorter than [***] from the expiration or termination of the written agreement with such Third Party.

7.5 Prior agreement superseded. This Agreement supersedes the Mutual Confidentiality Agreement between JANSSEN’s Affiliate Janssen Pharmaceutica NV and LAVA dated [***], as amended [***] (the “Prior CDA”). All information exchanged between a Party or its Affiliate, on the one hand, and the other Party or its Affiliate, on the other hand, under the Prior CDA shall be deemed to have been disclosed under this Agreement and, on a going-forward basis, shall be subject to the terms of this Clause 7 from the effective date of the Prior CDA.

7.6 Confidentiality of Terms; Publicity. Subject to Clause 7.8, each Party agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party, except to such Party’s attorneys, advisors, and to any bona fide potential or actual investor, shareholder, investment banker, acquiror, merger partner or other potential or actual financial partner on a “need to know” basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by Applicable Law (including applicable rules of a public stock exchange) or court order including those of the Securities and Exchange Commission, provided that the Party filing this Agreement shall first confer with the non-filing Party regarding which of the provisions of this Agreement the filing Party shall seek confidential treatment of, and shall seek confidential treatment for provisions reasonably requested by the non-filing Party and in any event shall seek confidential treatment for the financial terms of the Agreement to the extent permitted by laws and regulations, in each case to the extent not determined to be required by such Party to be disclosed under the applicable rules and regulations or regulations of the Securities and Exchange Commission or rules of a securities exchange or the securities regulations of any state or other jurisdiction or other applicable regulations. After the Onboarding Date, JANSSEN may make public announcements (including those in relation to compliance with the applicable rules of the relevant public stock exchange) regarding the Exploitation of Products.

7.7 Publications. LAVA shall, with the exception of publications generated by or in collaboration with a Third Party licensee (excluding any sub-contractor) of the LAVA Technology, provide JANSSEN with a draft copy of any proposed publication in any form (including any abstract, manuscript, poster, or slide presentation) related to the [***] Antibodies that are being

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evaluated as part of the Research Activities (other than in the context of a Product) and the LAVA Technology to the extent it relates to the [***] Antibodies that are being evaluated as part of the Research Activities. After the Onboarding Date, LAVA shall only provide JANSSEN with such draft copies if they relate to the [***] Antibody incorporated in the Product. In each case, LAVA shall provide draft copies at least [***] prior to the date of public disclosure of such publication to allow JANSSEN a reasonable opportunity to review and comment on such proposed publication. LAVA shall consider such comments in good faith, shall remove all Confidential Information of JANSSEN upon request of JANSSEN, and shall delay such publication up to [***] to allow for regulatory filings, patent filings or other protection of proprietary content in the proposed publication. LAVA and/or its Affiliates shall not have any right to publish or disclose any information in relation to the Products. Janssen shall have a right to publish on Products and Anti-[***] Antibodies.

7.8 Press Release. LAVA may issue a press release in the form and content agreed to by JANSSEN any time after the Effective Date provided that such press release shall not disclose the identity of JANSSEN or any of its Affiliates or refer to [***] or Anti-[***] Antibodies without JANSSEN’s prior written approval. After the issuance of such press release, either Party may make subsequent public disclosures reiterating such information as set out in the agreed press release without having to obtain the other Party’s prior consent.

Clause 8—REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1 Mutual representations, warranties and undertakings. Each Party represents and warrants to the other Party as of the Effective Date that:

8.1.1	it is duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its incorporation;

8.1.2

it has the full power and authority to enter into and perform this Agreement without obtaining the further consent of any Third Party and has taken all necessary action to authorise the execution, delivery and performance of this Agreement; and

8.1.3	it has duly executed and delivered this Agreement and it is a legal, valid and binding obligation on it.

8.2 Additional representations, warranties and undertakings of LAVA. LAVA hereby represents, warrants and undertakes to JANSSEN that, as of the Effective Date:

8.2.1

LAVA Controls the LAVA Background Patents set forth on Exhibit 1 and these are all of the Patents Controlled by LAVA or its Affiliates as of the Effective Date, that would, but for the rights granted to JANSSEN pursuant to this Agreement, be infringed by the exercise by JANSSEN of its rights under this Agreement.

8.2.2	There is no pending or, to the knowledge of LAVA, threatened litigation that alleges that the LAVA Background Patents are invalid or unenforceable.

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8.2.3

The LAVA Background Patents are and have been diligently Prosecuted and Maintained and procured from the respective patent offices in accordance with all Applicable Laws. In respect of any pending U.S. patent applications included in the LAVA Background Patents, all relevant prior art of which LAVA, to the best of LAVA and its Affiliate’s knowledge, and of which VU and the inventors are aware has been presented to the relevant examiner at the U.S. Patent and Trademark Office.

8.2.4

The practice of the LAVA Background Patents (that exist as of the Effective Date), the practice of the LAVA Know-How and/or the use of the [***] Antibodies and [***] Multispecific Antibodies by LAVA does not, to LAVA’s Knowledge, infringe or been alleged to infringe any Intellectual Property rights of any Third Party and neither LAVA nor any of its Affiliates is aware of any facts or circumstances or have received any notification from a Third Party which might lead to such an allegation of infringement or alleges an infringement.

8.2.5	The LAVA Background Technology is not subject to any Third Party rights (including academic research rights or any step-in rights), other than the rights retained by VU under the VU Licence.

8.2.6

LAVA has disclosed to JANSSEN accurate and complete details of all agreements under which LAVA acquired or licensed any rights in the LAVA Background Technology. As of the Effective Date, neither of the licensor, LAVA or any of their Affiliates are in breach of any such agreement and the execution and performance of this Agreement shall not constitute or trigger a breach of any such agreement.

8.2.7	The LAVA Know-How has been kept confidential and has been disclosed to Third Parties only under terms of confidentiality.

8.2.8	To LAVA’s knowledge, there is no Intellectual Property owned or Controlled by VU or its Affiliates which will be infringed by the performance of, or exercise of rights granted under, this Agreement.

8.2.9

LAVA does not own or Control any specific amino acid sequence comprising [***] and is not on its own or with a Third Party, Developing, Commercialising or in any way Exploiting any product comprising any biological molecule (including an antibody, a vaccine or a cell) that is targeted to, binds to or recognises [***].

8.2.10

LAVA has not granted any right or licence to any Third Party relating to any of the LAVA Background Patents, LAVA Materials or LAVA Know-How that would conflict or interfere with any of the rights or licences granted to JANSSEN hereunder.

8.2.11

Other than the research rights under the Patents and Know-How (as defined in the VU Licence) that are granted to VU under the VU Licence, LAVA has not granted any right or licence to any Third Party under any of the LAVA Background Patents or LAVA Know-How for Exploitation of (i) [***] Antibodies or [***] Multispecific Antibodies that are in LAVA’s possession as of the Effective Date or (ii) any Product or Excluded Product.

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8.2.12

LAVA has not granted VU any rights (academic or otherwise) or licence to use or disclose for any purposes, the Materials including the Products, the Know-How or Intellectual Property that may be generated under the Research Plan.

8.2.13

Neither LAVA nor any of its Affiliates are aware of any scientific or technical facts or circumstances which would adversely affect the scientific, therapeutic or commercial potential of the [***] Antibodies, [***] Multispecific Antibodies, or any Product incorporating them or the acceptance or subsequence approval by any Regulatory Authority of any Regulatory Filing in relation thereto.

8.2.14

The employees of LAVA which are or shall be engaged in performing any of LAVA’s obligations under this Agreement have the necessary experience, expertise, qualifications and skill and are appropriately authorised to perform such obligations in accordance with the provisions of this Agreement.

8.2.15

LAVA has conducted the Development of the [***] Antibodies and [***] Multispecific Antibodies prior to the Effective Date and shall discharge its obligations under this Agreement with all due skill, care and diligence according to good industry practice and in accordance with Applicable Law.

8.2.16

LAVA has received written undertakings from VU, by way of a Side Letter, that (i) beginning on the Effective Date and continuing for a period of [***] thereafter, VU shall not carry out any Exploitation either on its own, with LAVA or any other Third Party, with respect to compounds or molecules comprising a [***]-specific antibody and a [***] and (ii) during the Exclusivity Period, the Academic Laboratory shall not directly collaborate and/or carry out any research or Exploitation either on its own, with other VU research groups, with LAVA (with the exception of the Research Activities) or any other Third Party on compounds or molecules that are directed to, bind to, or recognize [***].

8.2.17	LAVA’s facilities are in compliance with all Applicable Law, including local environmental laws and regulations applicable to its obligations pursuant to this Agreement.

8.2.18

LAVA has achieved Independent Status (as defined in the VU Licence) and has been assigned certain Patent rights under the VU Licence in accordance with that certain Assignment Letter by and between LAVA and VU dated July 1, 2017, as disclosed to JANSSEN.

8.2.19

LAVA has in its possession and access to sums that are of sufficient amounts such that LAVA is able to carry out and pay for all costs in relation to its assigned Research Activities (“Research Funds”) during the Research Term and that LAVA shall set aside the Research Funds solely for the purpose of carrying out its assigned Research Activities.

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8.3 LAVA Undertakings. LAVA undertakes to JANSSEN that:

8.3.1	LAVA shall retain the full right, power and authority to grant to JANSSEN the Exclusive Licence under this Agreement;

8.3.2

LAVA shall not enter into any agreement, arrangement or understanding with any Third Party that would be inconsistent with the provisions of this Agreement, including giving rise to a conflict of interest with LAVA’s obligations hereunder;

8.3.3

LAVA shall not sell, assign, or otherwise transfer to any Third Party, any LAVA Technology or Joint Arising Technology (or agree to do any of the foregoing), but LAVA shall be entitled to undergo a Change of Control provided JANSSEN’s rights (including the Exclusive Licence) are maintained hereunder;

8.3.4	LAVA shall not amend the Side Letter or the VU Licence in any manner that limits the rights granted by LAVA to JANSSEN under this Agreement without the prior written knowledge and consent of JANSSEN;

8.3.5	LAVA shall not assign or otherwise transfer or novate to any Third Party the VU Licence (or agree to do any of the foregoing) without providing prior written notice to Janssen;

8.3.6	During the Exclusivity Period, LAVA shall not grant any rights or licences under the LAVA Technology or Joint Arising Technology in relation to [***];

8.3.7

LAVA shall remain in compliance in all material respects with the VU Licence and it will provide prompt notice to JANSSEN of any alleged breach or default or request for amendment or termination of the VU Licence;

8.3.8	LAVA shall keep in force all necessary consents, licences, permits, approvals and other permissions to enable it to perform its obligations under this Agreement; and

8.3.9

On the date of assignments pursuant to provisions under Clause 6.1.4 by LAVA to JANSSEN, all right, title and interest in and to any and all JANSSEN Arising Technology, including any Intellectual Property subsisting therein or arising therefrom, shall vest in JANSSEN free from any encumbrances whatsoever.

8.4 Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party makes any representation nor extends any warranties of any kind, either express or implied, including warranties of merchantability, fitness for a particular purpose, validity of any Patents issued or pending or non-infringement of the Intellectual Property rights of any Person. JANSSEN does not make any representation or give any warranty that any Products will be successfully Developed or Commercialised.

Clause 9—INDEMNIFICATION; LIMITATION OF LIABILITY

9.1 Indemnification by JANSSEN. Subject to LAVA’s compliance with Clause 9.3, JANSSEN shall indemnify and defend LAVA and its Affiliates and their respective directors, officers, shareholders, employees and agents (collectively, “LAVA Indemnitees”) from and against any and all liabilities, claims, damages, losses, expenses or costs (including reasonable

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legal expenses and attorneys’ fees) (“Third Party Losses”) in each case that are payable by the LAVA Indemnitee to a Third Party to the extent that such Third Party Losses arise out of or result from a Third Party claim related to: (a) any breach of a warranty, made by JANSSEN in this Agreement, or (b) the infringement or alleged infringement of any Third Party Intellectual Property as a result of use of Anti-[***] Antibodies in connection with the Research Activities or (c), JANSSEN’s Exploitation of Products; except in each case to the extent such Third Party Losses are attributable to the breach of this Agreement by LAVA or the fraud, negligence, wilful misconduct or breach of Applicable Law by the LAVA Indemnitee. JANSSEN shall not be obligated to indemnify LAVA Indemnitees for any Third Party Losses to the extent such Third Party Losses would be subject to indemnification by LAVA pursuant to Clause 9.2.

9.2 Indemnification by LAVA. Subject to JANSSEN’s compliance with Clause 9.3, LAVA shall indemnify and defend JANSSEN and its Affiliates and their respective directors, officers, shareholders, employees and agents (collectively, “JANSSEN Indemnitees”) from and against any and all Third Party Losses in each case that are payable by the JANSSEN Indemnitee to a Third Party to the extent that such Third Party Losses arise out of or result from a Third Party claim related to: (a) the infringement or alleged infringement of any Third Party Intellectual Property as a result of use of the LAVA Technology (excluding Anti-[***] Antibodies) in connection with the Research Activities or (b) any breach of a warranty made by LAVA in this Agreement; except, in each case, to the extent such Third Party Losses are attributable to the breach of this Agreement by JANSSEN or the fraud, negligence, wilful misconduct or breach of Applicable Law by the JANSSEN Indemnitee. LAVA shall not be obligated to indemnify JANSSEN Indemnitees for any Third Party Losses to the extent such Third-Party Losses would be subject to indemnification by LAVA pursuant to Clause 9.1.

9.3 Procedure.

9.3.1

Notice. A Person entitled to indemnification under Clause 9.1 or 9.2 (an “Indemnified Party”) shall give prompt written notification to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought (each, a “Claim”) or, if earlier, upon the assertion of any such Claim by a Third Party; provided, however, failure by an Indemnified Party to give notice of a Claim as provided in this Clause 9.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice.

9.3.2

Defence. Within [***] after delivery of a notice of any Claim in accordance with Clause 9.3.1, the Indemnifying Party shall have the right, upon written notice thereof to the Indemnified Party, to assume sole control of the defence of such Claim. The Indemnifying Party will provide the Indemnified Party with notice identifying the counsel defending such claim. If the Indemnifying Party does not assume control of such defence, the Indemnified Party shall control such defence.

9.3.3	Participation. The Party not controlling such defence may participate therein at its own expense.

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9.3.4

Cooperation. The Party controlling the defence of any Claim shall keep the other Party advised of the status of such Claim and the defence thereof and shall reasonably consider recommendations made by the other Party with respect thereto. The other Party shall cooperate fully with the Party controlling such defence and its Affiliates and agents in defence of the Claim (all reasonable and documented Out-of-Pocket Costs of such cooperation to be borne by the Party controlling such defence, subject to the indemnification right of the non-controlling Party).

9.3.5	Obligation to mitigate. The Indemnified Party shall take all reasonable steps (in consultation with the Indemnifying Party) to minimise the extent of the Third Party Losses.

9.3.6

Settlement. The Indemnified Party shall not admit liability in respect of, or compromise or agree to any settlement of such Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall not, except at its own cost, voluntarily make any payment to incur any expense with respect to any Claim to be indemnified hereunder without the prior written consent of the Indemnifying Party, which consent such Indemnifying Party shall not be required to give.

9.3.7

Limitation of liability. EXCEPT FOR EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER CLAUSE 7, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, BREACH OF STATUTORY DUTY OR OTHERWISE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OR FOR LOSS OF OPPORTUNITY, GOODWILL OR REPUTATION OR FOR WASTED EXPENDITURE (EVEN IF DETERMINED TO BE DIRECT DAMAGES) ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY; provided however that nothing in this Clause 9.3.7 shall be deemed to limit:

9.3.7.1 the indemnification obligations of either Party set forth above in this Clause 9 to the extent a Third Party recovers any such punitive, special, consequential, incidental, indirect or direct damages from an Indemnified Party; or

9.3.7.2 either Party’s liability under or in connection with this Agreement in respect of (i) any death or personal injury caused by its negligence or that of its employees, agents, Affiliates or sub-licensees (as applicable), (ii) fraud or fraudulent misrepresentation by it or its employees, or (iii) any other liability to the extent the same may not be excluded or limited as a matter of Applicable Law.

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9.3.8

Insurance LAVA shall procure and maintain general liability and public liability insurance during the Term of this Agreement, including in relation to and for at least [***] thereafter in an aggregate coverage amount of [***]. Upon request, LAVA shall provide JANSSEN with a certificate of insurance evidencing the coverage required under this Clause 9.3.8. LAVA’s insurance coverage under this Clause 9.3.8. shall not be construed to create a limit of LAVA’s liability under this Agreement. LAVA shall provide JANSSEN with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance that materially adversely affects the rights of JANSSEN hereunder.

Clause 10—TERM AND TERMINATION

10.1 Term. The term of this Agreement commences on the Effective Date and, unless terminated earlier pursuant to Clause 2.3.1, 2.3.2, 10.2, 10.3 or 10.4 below, shall expire, on a Product-by-Product basis, upon the expiration of all of JANSSEN’s payment obligations to LAVA under this Agreement with respect to such Product (the “Term”). Following such expiration of this Agreement with respect to a particular Product, JANSSEN will thereafter have a fully paid-up, exclusive, perpetual and irrevocable licence under the LAVA Technology and Lava’s rights in the Joint Arising Technology to Exploit such Product in the Field in the Territory.

10.2 Termination.

10.2.1	JANSSEN may terminate this Agreement at any time (i) in its entirety, (ii) on a country-by-country basis, in each case upon [***] written notice to LAVA.

10.2.2	In addition, at any time within the [***] period following the Change of Control of LAVA, JANSSEN may terminate this Agreement in its entirety upon [***] written notice to LAVA.

10.3 Termination For Material Breach. Either Party may terminate this Agreement in its entirety in the event the other Party shall have committed a material breach of this Agreement, and such breach is not cured by the other Party within [***] after receiving a written notice of such breach from the non-breaching Party, which notice shall reasonably identify the applicable breach and clearly state the non-breaching Party’s intent to terminate this Agreement if such material breach is not cured, within the [***] period. Any termination shall become effective at the end of such [***] period, unless the breaching Party has cured such breach prior to the expiration of such period.

10.4 Termination on Bankruptcy. If, at any time, (i) a Party voluntarily files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganisation or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, (ii) a Party is served with an involuntary petition against it filed in any insolvency proceeding, and such petition is not dismissed within [***] after the filing thereof, (iii) a Party dissolves or is liquidated without a successor, (iv) a Party makes an assignment of substantially all of its assets for the benefit of creditors or (v) a Party ceases for any reason to carry on business (each a “Bankruptcy Event”), the other Party may thereafter terminate this Agreement upon [***] written notice. If this Agreement is terminated by

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either Party (the “Non-Bankrupt Party”) pursuant to this Clause 10.4 due to the rejection of this Agreement by or on behalf of the other Party (the “Bankrupt Party”) under Clause 365 of the United States Bankruptcy Code or the bankruptcy or insolvency legislation in the country of incorporation of the Bankrupt Party (the “Bankruptcy Law”), all licences and rights to licences granted under or pursuant to this Agreement by the Bankrupt Party to the Non-Bankrupt Party are, and shall otherwise be deemed to be, for purposes of Clause 365(n) of the United States Bankruptcy Code, licences of rights to “intellectual property” as defined under Clause 101(35A) of the United States Bankruptcy Code. The Parties agree that the Non-Bankrupt Party, as a licensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Laws. The foregoing provisions are subject to Applicable Law and without prejudice to any rights either Party or any Third Party may have arising under the Bankruptcy Laws or other Applicable Law. LAVA shall promptly notify JANSSEN in writing if one or more Bankruptcy Events occur in relation to LAVA or if it reasonably believes that one or more Bankruptcy Events will occur in the forthcoming year. Upon notification of an anticipated Bankruptcy Event, JANSSEN shall be entitled to take over (or appoint a Third Party to take over) LAVA’s activities under the Research Plan, and LAVA shall give JANSSEN (and/or a Third Party appointed by JANSSEN) reasonable assistance in this regard. To the extent, JANSSEN does not take over LAVA’s activities, JANSSEN shall be entitled to terminate this Agreement in its entirety.

10.5 Effects of expiration or termination.

10.5.1

Accrued rights, surviving obligations. Expiration or termination of the Agreement for any reason shall be without prejudice to any obligations, including payment obligations under 4.10 hereof, accruing on or prior to such termination or expiration or that are attributable to a period prior to such expiration or termination, nor preclude either Party from pursuing any rights and remedies it may have under this Agreement, or at law or in equity, that accrued or are based upon any event occurring prior to such termination or expiration.

10.5.2	Consequences termination for any reasons: In the event of termination of this Agreement for any reason, the following shall apply:

10.5.2.1 Termination of Research Licence. Subject to Clause 4.8 and this Clause 10.5.2, all rights and licences granted by JANSSEN to LAVA under this Agreement, including under Clause 4.1.1, shall terminate concurrently with termination of the Agreement.

10.5.2.2 Termination of Exclusive Licence. Except where JANSSEN terminates this Agreement pursuant to Clause 10.3, and Clause 10.4, all rights and licences granted by LAVA to JANSSEN under this Agreement, including under Clause 4.2, shall terminate concurrently with termination of the Agreement.

10.5.2.3 Sub-licences. LAVA will consider in good faith the request of a sub-licensee of JANSSEN to obtain a direct licence from LAVA on the terms of this Agreement to the extent that the terms of any such sub-licence granted to such sub-licensee by or on behalf of JANSSEN are no more onerous than the terms of this Agreement, provided that:

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(A)	any such sub-licence has been entered into in accordance with Clause 4.2.2;

(B)	the sub-licensee under any such sub-licence is not in breach of the sub-licence; and

(C)	the termination of this Agreement has not been caused in whole or in part by any act or omission of any such sub-licensee.

10.5.2.4 Final written report. If this Agreement is terminated prior to the Onboarding Date, LAVA shall provide to JANSSEN a final written report setting out its progress against the Research Plan.

10.5.3

Consequences of Termination prior to Onboarding. If LAVA terminates this Agreement pursuant to Clause 10.3, JANSSEN terminates this Agreement pursuant to Clause 10.2.1, or the Agreement terminates pursuant to either Clause 2.3.1 or

10.5.4

and in each case, such termination takes effect prior to the Onboarding Date, LAVA shall have the exclusive option, exercisable in its sole discretion within [***] of the effective date of such termination to be granted an exclusive, worldwide, non-royalty-bearing, licence with the right to sublicense through multiple tiers under the JANSSEN Technology solely for the purpose of Exploiting the Lead Products in the Field. To the extent that the Lead Products have not been identified by the JSC as of the effective date of termination of the Agreement, the licence granted to LAVA pursuant to this Clause 10.5.3 shall be limited to Exploitation of Research Bi-Specific Antibodies. The licence granted to LAVA shall not under any circumstance grant LAVA any right to Exploit the [***] forming part of the Lead Product (or where applicable the Research Bi-Specific Antibodies) in any format other than in the context of the Lead Product (or where applicable the Research Bi-Specific Antibodies). Additionally, the licence granted to LAVA shall take effect as of the date of the written notice of exercise of the option by LAVA, and LAVA shall have no right to enforce the JANSSEN Arising Patents or any JANSSEN Background Patents under such licence. In the event that JANSSEN terminates this Agreement pursuant to Clause 10.2.2 for Change of Control of Lava, then the preceding exclusive option shall not apply, and JANSSEN shall have the right in its sole discretion to grant any rights to the Janssen Technology to LAVA after such termination.

10.5.5	Consequences of Termination on or after Onboarding.

10.5.5.1 Reversion Licence. If JANSSEN terminates this Agreement pursuant to Clause 10.2, and such termination takes effect on or after the Onboarding Date, LAVA shall have an exclusive first right to negotiate (“ROFN”), exercisable in its sole discretion within [***] of the effective date of such termination, to enter into an agreement with JANSSEN (and/or its applicable Affiliate) on fair and reasonable terms pursuant to which LAVA would receive from JANSSEN and/or its applicable Affiliate an exclusive, worldwide licence with the right to sublicense through multiple tiers under the JANSSEN Technology solely for the purpose of Exploiting the Lead Product(s) in the Field (“Reversion Licence”). If LAVA notifies JANSSEN within [***] of the effective date of such termination that LAVA wishes to exercise

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this ROFN, the Parties shall have [***] from the date of the written notice of exercise of the ROFN by LAVA within which to exclusively negotiate, in good faith, a written licence agreement under which JANSSEN would grant to LAVA the Reversion Licence. In addition, in exchange for a commercially reasonable royalty and reimbursement by LAVA of JANSSEN’s and its Affiliates’ reasonable Out-of-Pocket Costs associated with the transfer to LAVA of any Regulatory Filings and/or Regulatory Approvals that solely relate to the Reversion Licence, JANSSEN shall as part of the written licence agreement agree to transfer to LAVA Regulatory Filings and/or Regulatory Approvals that solely relate to the Reversion Licence and that JANSSEN is legally permitted to transfer. Upon LAVA’s reasonable request, JANSSEN shall, to the extent JANSSEN is legally permitted, assign any agreements or arrangements JANSSEN or its Affiliate may have with any Third Party for the Exploitation of Lead Products; and

10.5.5.2 Inventory. LAVA shall have the right, but not the obligation, to purchase any and all of the inventory of the Lead Product, if any, held by JANSSEN or its Affiliates or sub-licensees as of the date of termination.

10.6 Survival of Licence to JANSSEN. In the event JANSSEN terminates the Agreement pursuant to Clause 10.3 after the Onboarding Date, the Exclusive Licence shall continue in full force and effect and remain subject to all applicable Milestone and royalty payments pursuant to Clauses 5.3 and 5.4 respectively (and associated reporting obligations) provided that all such amounts shall be reduced by [***].

10.7 Common Law Rights of Termination. Neither Party shall have the right to terminate this Agreement except in accordance with the termination provisions of this Agreement and the Parties hereby waive any common law rights they may have to terminate this Agreement including for repudiatory breach

10.8 General survival. Except as expressly set forth in Clause 10.5 above or this Clause 10.8, upon the expiration or termination of this Agreement for any reason, all rights and obligations of the Parties under this Agreement shall terminate. Clauses 2.5, 2.7, Clause 5 (if the provisions of Clause 10.6 apply), Clauses 6.1.3, 6.1.4 and 6.1.5, Clause 7, Clauses 9.3.7, 10.5, 10.6, 10.8 and Clause 11 shall survive the expiration and any termination of this Agreement.

Clause 11—MISCELLANEOUS

11.1 Dispute resolution.

11.1.1

Referral to Executive Officers. Either Party may refer to the Parties’ Executive Officers, for discussion and potential resolution, (i) any matter within the scope of the JSC’s authority that has not be resolved or approved by the JSC within [***] after the JSC begins considering such matter, or (ii) any other dispute, claim or controversy arising from or related in any way to this Agreement, including the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, and further including any such controversy or claim involving the Affiliates of any Party, any dispute, claim or controversy arising under, out of or in connection with this Agreement (any of the foregoing referred to herein as a “Dispute”). The Executive Officers

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shall discuss any such matter referred to them in good faith and attempt to find a mutually satisfactory resolution to the issue. If the Executive Officers fail to come to a consensus regarding, or do not resolve, such a matter within [***] after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), then, except for those matters within the authority of the JSC with respect to which JANSSEN has the deciding vote as set forth in Clause 2.1.4 and the JPC, the provisions of Clause 11.1.2 shall apply.

11.1.2

Arbitration. With the exception of those matters within the authority of the JSC with respect to which JANSSEN has the deciding vote as set forth in Clause 2.1.4 and the JPC, any Dispute that has been referred to the Executive Officers for resolution in accordance with Clause 11.1.1 and has not been resolved within the [***] period after referral to the Executive Officers, shall, upon referral or submission by either Party, be resolved in accordance with the following procedures:

(i) If the Parties fail to resolve the Dispute, and a Party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either Party for resolution in arbitration pursuant to the then current International Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services, Inc. (the “JAMS Rules”), except where they conflict with these provisions, in which case these provisions control. The arbitration will be held in London, England. All aspects of the arbitration shall be treated as confidential.

(ii) The arbitrators will be chosen according to the JAMS Rules, except where they conflict with these provisions, in which case these provisions control. To the extent that the Dispute requires special expertise, the Parties will so inform JAMS prior to the beginning of the selection process.

(iii) The arbitration tribunal shall consist of three arbitrators and each Party shall be entitled to nominate one arbitrator. The third arbitrator will be chosen in accordance with the JAMS Rules. If, however, the aggregate award sought by the Parties is less than [***] and equitable relief is not sought, a single arbitrator shall be appointed in accordance with the JAMS Rules.

(iv) The Parties agree to select the arbitrator(s) within [***] of initiation of the arbitration. The hearing will be concluded within [***] after selection of the arbitrator(s) and the award will be rendered within [***] of the conclusion of the hearing, or of any post hearing briefing, which briefing will be completed by both sides within [***] after the conclusion of the hearing. In the event the Parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical.

(v) The hearing will be concluded in [***], if possible. Multiple hearing days will be scheduled consecutively to the greatest extent possible. A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.

(vi) The Parties will attempt to agree on modes of document disclosure, electronic discovery, witness presentation, etc. If the Parties cannot agree on discovery and presentation issues, the arbitrator(s) shall decide on presentation modes and the scope and timing for discovery.

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(vii) The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law. The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.”

(viii) The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based. The Parties consent to the jurisdiction of the English Court for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion.

(ix) Each Party has the right to seek injunctive or other equitable relief at any time from any court to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute.

11.2 Governing law. This Agreement and any non-contractual obligations arising out of or connected to it are governed by and shall be construed in accordance with English law.

11.3 Assignment. Either Party may assign or transfer this Agreement: (a) without the written consent of the other Party, in connection with a Change of Control; and (b) in any other circumstance, only with the prior written consent of the other Party; provided that in each case of (a) or (b) the assignee agrees in writing to be bound by the terms and conditions of this Agreement and to assume all obligations of the assignor under this Agreement. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the permitted successors and assigns of the Parties. Any assignment in contravention of this Clause 11.3 shall be null and void. JANSSEN may assign this Agreement without the consent of the LAVA to an Affiliate of JANSSEN.

11.4 Performance warranty. Notwithstanding anything to the contrary set forth in this Agreement, JANSSEN may perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate. JANSSEN shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

11.5 Acknowledgement. LAVA acknowledges and agrees that JANSSEN and/or its Affiliates may have been involved prior to the Effective Date and may be involved during the Term in Developing, Commercialising, manufacturing or otherwise Exploiting products that may compete with the Products, and nothing in this Agreement shall restrict or prohibit JANSSEN or any of its Affiliates from Developing, Commercialising, manufacturing or otherwise Exploiting any such competitive products during the term of this Agreement or thereafter.

11.6 Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all notices, requests and communications between the Parties, and all written documentation to be prepared and provided under, this Agreement shall be in writing in the English language and shall be (a) personally delivered; (b) sent by registered or certified mail; (c) sent by international express courier service providing evidence of receipt (e.g., Federal Express), or (d) by email (with confirmation by registered mail or courier) where applicable to the following addresses of the Parties, or such other address for a Party as may be specified by like notice:

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If to LAVA,

addressed to: [***]

If to JANSSEN,

addressed to: [***]

With a copy to: [***]

Any notice required or permitted to be given under this Agreement shall be effective upon receipt by the Party to whom it is addressed or within [***] after dispatch, whichever is earlier.

11.7 Waiver. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorised representative of the Party waiving compliance. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term. The rights of each Party under this Agreement, unless otherwise expressly provided in this Agreement are cumulative and not exclusive of the rights and remedies provided by law.

11.8 Severability. If the whole or part of any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, such provision or part thereof shall be limited or eliminated, to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable, and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent necessary, the Parties shall work in good faith to replace the limited or eliminated provision with one achieving the purpose of the limited or eliminated provision that is valid, legal and enforceable.

11.9 Entire agreement; Amendment.

(i) This Agreement (including the Exhibits attached hereto) sets forth the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understanding or representations, either written or oral, between the Parties with respect to such subject matter.

(ii) No subsequent alteration, amendment, modification, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by duly authorised representatives of each Party. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorised representative of each Party.

(iii) Each Party acknowledges that it has not entered into this Agreement on the basis of or relied upon any express or implied warranty, representation, collateral contract, statement, agreement, assurance or undertaking except those expressly set out in this Agreement.

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(iv) Each Party waives any rights and remedies, claims for breach of this Agreement or any right to rescind this Agreement in respect of any representation which is not an express provision of this Agreement.

(v) This Clause 11.9 does not exclude any liability which either Party may have to the other (or any right which either Party may have to rescind this Agreement) in respect of any fraud or fraudulent misrepresentation or fraudulent concealment prior to the execution of this Agreement.

11.10 Third Parties. No one except a Party to this Agreement has any right to prevent the amendment of this Agreement or its termination, and no one except a Party to this Agreement may enforce any benefit conferred by this Agreement including under the Contracts (Rights of Third Parties) Act 1999, unless this Agreement expressly provides otherwise.

11.11 Independent contractors. Nothing in this Agreement is intended, nor shall be construed, to create any relationship of employer and employee, agent and principal, partnership, joint venture or other fiduciary relationship between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party, and neither Party shall represent that it has such authority.

11.12 Force majeure. If the performance of any part of this Agreement by either Party is prevented, restricted, interfered with or delayed by reason of force majeure (meaning a cause beyond the reasonable control of a Party, including, fire, flood, embargo, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, acts of God, or pandemic, including COVID-19), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, for a period agreed by the Parties provided that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument. Signatures to this Agreement may be delivered by facsimile or PDF (Portable Document Format) or other similar electronic transmission, and copies of executed signature pages obtained in such a manner shall be binding as originals. Electronic or digital signatures shall have the full force and effect of an original signature.

11.14 Construction. This Agreement shall be deemed to have been jointly drafted by the Parties, and no rule of strict construction shall apply against either. All headings and the cover page are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof. As used in this Agreement, unless the context otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof” or “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) the words “including”, “comprising”, and “containing” are used in an open, non-limiting sense (e.g., whenever the word “including” appears, it means “including without limitation” or “including but not limited to”), and (e) the word “or” has the inclusive meaning represented by the phrase “or”.

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11.15 Compliance with Anti-Corruption Laws and Healthcare Compliance.

11.15.1

Anti-Kickback and Stark Compliance. Each Party shall comply with Applicable Law, including the federal anti-kickback statute (42 U.S.C. § 1320a-7b), the related safe harbor regulations, and the Limitation on Certain Physician Referrals, also referred to as the “Stark Law” (42 U.S.C. § 1395nn) in connection with its activities under this Agreement. Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business.

11.15.2

Exclusion from Federal Health Care Programs. Without prejudice to the generality of Clause 11.15, each Party shall conduct activities pursuant to this Agreement in accordance with Applicable Law and any applicable regulations regarding Medicare, Medicaid, and other third party-payer programs, if any. Neither Party shall (a) become excluded from, and shall not be convicted of any crime or engaged in any conduct that could result in exclusion from, participation in any state or federal healthcare program, as defined in 42 U.S.C. §1320a-7b(f), for the provision of items or services for which payment may be made by a federal healthcare program and (b) contract with any employee, contractor, agent or vendor to perform work under this Agreement who is excluded from participation in any state or federal healthcare program. Each Party shall notify the other Party of any final adverse action, discovery of contract with an excluded entity or individual, or exclusion within [***] of such action and will terminate any such contract effective immediately.

11.15.3

No Debarred Individuals. Each Party shall not engage, in any capacity in connection with this Agreement, any person who has been debarred by FDA, is the subject of a conviction described in 21 U.S.C. 335a, or is subject to any similar sanction. Each Party shall promptly inform the other Party in writing if it or any person performing activities under this Agreement is debarred or is the subject of a conviction described in 21 U.S.C. 335a, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or threatened relating to the debarment of conviction of such Party or any such person performing activities in connection with this Agreement. Upon written request from a Party, the other Party shall, within [***], provide written confirmation that it has complied with the foregoing obligation.

11.15.4

Anti-Corruption Laws. Without prejudice to the generality of Clause 11.15, neither Party nor any of their Affiliates shall, and each Party shall procure that none of its Permitted Sub-licensees shall, perform any actions in connection with this Agreement that are prohibited by local and other anti-corruption laws or anti-bribery (collectively “Anti-Corruption Laws”) that may be applicable to either Party. Without limiting the foregoing, neither Party nor any of their Affiliates shall,

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and each Party shall procure that none of its Permitted Sub-licensees shall, make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to the transactions contemplated by this Agreement in a manner that would violate Anti-Corruption Laws.

11.16 Data Protection. Definitions

In this Agreement, including in Exhibit 7:

11.16.1	The terms “Controller”, “Data Subjects”, “Joint Controller”, “Personal Data”, “Personal Data Breach”, “Process” and “Processor” will have the meaning given to them by the GDPR;

11.16.2	“Shared Personal Data” means Personal Data processed in respect of the Research Activities;

11.16.3

“Transparency Requirements” means the requirements around ensuring that processing is fair and transparent, as set out in the Data Protection Laws including the measures set out in Article 5(1)(a) and Articles 13 and 14 of the GDPR.

11.17 Obligations of the Parties:

11.17.1

In relation to the Shared Personal Data, JANSSEN and LAVA acknowledge that they jointly determine the purposes and means of processing of the Shared Personal Data and are accordingly acting as Joint Controllers under Article 26 of the GDPR.

11.17.2

This Agreement and in particular Exhibit 7 determines each Party’s responsibilities for compliance with their respective obligations under the Data Protection Laws, in particular as regards the rights of Data Subjects and the Transparency Requirements. Each Party undertakes to comply with its contractual obligations under this Agreement when processing Shared Personal Data.

11.17.3	JANSSEN and LAVA shall process Shared Personal Data only for the purposes of the Research Activities (“Agreed Purposes”).

11.17.4

JANSSEN and LAVA acknowledge that they are acting as independent Controllers in relation to any other Personal Data that is processed in respect of this Agreement. Each Party undertakes to comply with the Data Protection Laws and with its contractual obligations under this Agreement when processing Personal Data.

[Remainder of page intentionally left blank; signature page follows]

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AGREED BY, the Parties through their duly authorised representatives as of the Effective Date.

LAVA THERAPEUTICS B.V.		JANSSEN BIOTECH INC.

By:	/s/ Stephen Hurly	By:	/s/ Thomas Cavanaugh
Name:	Stephen Hurly	Name:	Thomas Cavanaugh
Title:	CEO	Title:	President

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EXHIBIT 1

LAVA Background Patents

[***]

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EXHIBIT 2

Research Plan

[***]

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EXHIBIT 3

JANSSEN Background Patents

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Execution Copy

EXHIBIT 4

JOHNSON & JOHNSON UNIVERSAL CALENDAR

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EXHIBIT 5

Data Integrity Requirements

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Execution Copy

EXHIBIT 6

JANSSEN ANIMAL POLICY

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Execution Copy

EXHIBIT 7

Data Processing Agreement

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